Exhibit 10.15

CREDIT AND SECURITY AGREEMENT

among

KEYBANK NATIONAL ASSOCIATION

(as Lender and Issuer)

and

THE LONGABERGER COMPANY,

(as a Borrower)

October 23, 2012

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1
1.1	Accounting Terms	1
1.2	General Terms	1
1.3	Uniform Commercial Code Terms	20
1.4	General Matters of Construction	20
1.5	Time References	20

ARTICLE 2 ADVANCES, PAYMENTS		20
2.1	Revolving Loans	20
2.2	Procedure for Borrowing Advances	21
2.3	Disbursement of Loan Proceeds	22
2.4	Maximum Advances	22
2.5	Repayment of Loans; Reduction of Commitment	22
2.6	Statement of Account	23
2.7	Letters of Credit	24
2.8	Issuance of Letters of Credit	24
2.9	Requirements For Issuance of Letters of Credit	24
2.10	Term Loan	25
2.11	Additional Payments	26
2.12	Use of Proceeds	26

ARTICLE 3 INTEREST AND FEES		26
3.1	Interest	26
3.2	Letter of Credit Fees	26
3.3	Unused Facility Fee	27
3.4	Administration Fee	27
3.5	Upfront Fee	27
3.6	Computation of Interest and Fees	27
3.7	Maximum Charges	27
3.8	Increased Costs	27
3.9	Basis For Determining Interest Rate Inadequate or Unfair; Indemnity; Libor Rate Unlawful	28
3.10	Capital Adequacy	29

ARTICLE 4 COLLATERAL: GENERAL TERMS		30
4.1	Security Interest in the Collateral	30
4.2	Perfection of Security Interest	30
4.3	Disposition of Collateral	31
4.4	Preservation of Collateral	31
4.5	Ownership of Collateral	31
4.6	Defense of the Lender’s Interests	31
4.7	Books and Records	32
4.8	Financial Disclosure	32
4.9	Compliance with Laws	32
4.10	Inspection of Premises; Appraisals	33
4.11	Insurance	33
4.12	Failure to Pay Insurance	34
4.13	Payment of Taxes	34
4.14	Payment of Leasehold Obligations	35
4.15	Accounts	35
4.16	Maintenance of Equipment	37
4.17	Exculpation of Liability	37
4.18	Environmental Matters	37

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4.19	Financing Statements	38
4.20	Pledged Securities	38
4.21	Cash Management System	39

ARTICLE 5 REPRESENTATIONS AND WARRANTIES		41
5.1	Authority	41
5.2	Formation and Qualification; Subsidiaries	41
5.3	Officers, Directors, Shareholders, Capitalization	41
5.4	Governmental Approvals; No Conflicts	41
5.5	Tax Returns	42
5.6	Financial Statements	42
5.7	Corporate Name	43
5.8	O.S.H.A. and Environmental Compliance	43
5.9	Solvency; No Litigation, No Violation, ERISA	43
5.10	Patents, Trademarks, Copyrights and Licenses	43
5.11	Licenses and Permits	44
5.12	Default of Indebtedness	44
5.13	No Burdensome Restrictions; No Default	44
5.14	No Labor Disputes	44
5.15	Margin Regulations	44
5.16	Investment Company Act	44
5.17	Disclosure	44
5.18	Hedging Contracts	45
5.19	Material Business Agreements	45
5.20	Application of Certain Laws and Regulations	45
5.21	Anti-Terrorism Laws	45

ARTICLE 6 AFFIRMATIVE COVENANTS		46
6.1	Conduct of Business and Maintenance of Existence and Assets	46
6.2	Violations	46
6.3	Financial Covenants	46
6.4	Execution of Supplemental Instruments	47
6.5	Payment of Indebtedness	47
6.6	Standards of Financial Statements	47
6.7	Taxes	47
6.8	Deposit Accounts	47

ARTICLE 7 NEGATIVE COVENANTS		47
7.1	Merger, Consolidation, Acquisition and Sale of Assets	47
7.2	Creation of Liens	48
7.3	Guarantees	48
7.4	Investments	48
7.5	Loans	48
7.6	Capital Expenditures; Relocation Expenses	48
7.7	Dividends and Distributions	48
7.8	Indebtedness	49
7.9	Nature of Business	50
7.10	Transactions with Affiliates	50
7.11	Leases	50
7.12	Subsidiaries; Partnerships	50
7.13	Management Fees	51
7.14	Fiscal Year and Accounting Changes	51
7.15	Pledge of Credit	51
7.16	Amendment of Charter Documents	51
7.17	ERISA	51

7.18	Prepayment of Indebtedness	51
7.19	Modification of Material Business Agreements	51
7.20	Anti-Terrorism Laws	51

ARTICLE 8 CONDITIONS PRECEDENT		51
8.1	Conditions to Initial Loans	51
8.2	Conditions to Each Advance	56
8.3	Post Closing Items	56

ARTICLE 9 INFORMATION AS TO THE LOAN PARTIES		56
9.1	Disclosure of Material Matters	57
9.2	Collateral Reporting and Information	57
9.3	Litigation	59
9.4	Material Occurrences	59
9.5	Annual Financial Statements	59
9.6	Monthly Financial Statements	59
9.7	Additional Information	59
9.8	Projected Operating Budget, Availability Forecast	60
9.9	Notice of Suits, Adverse Events	60

ARTICLE 10 EVENTS OF DEFAULT		60
10.1	Payment of Obligations	60
10.2	Misrepresentations	60
10.3	Failure to Furnish Information	60
10.4	Liens Against Assets	60
10.5	Breach of Covenants	61
10.6	Judgment	61
10.7	Insolvency and Related Proceedings	61
10.8	Material Adverse Effect	61
10.9	Loss of Priority Lien	61
10.10	Breach of Material Business Agreements	61
10.11	Cross Default; Cross Acceleration	61
10.12	Change of Control	61
10.13	Invalidity of Loan Documents	61
10.14	Loss of Material Intellectual Property	61
10.15	Destruction of Collateral	62
10.16	Business Interruption	62
10.17	Guarantor Repudiation	62

ARTICLE 11 LENDER’S RIGHTS AND REMEDIES AFTER DEFAULT		62
11.1	Rights and Remedies	62
11.2	Lender Discretion	63
11.3	Setoff	63
11.4	Rights and Remedies not Exclusive	63
11.5	Appointment of Receiver	63

ARTICLE 12 WAIVERS AND JUDICIAL PROCEEDINGS		64
12.1	Waiver of Notice	64
12.2	Delay	64
12.3	Jury Waiver	64

ARTICLE 13 EFFECTIVE DATE AND TERMINATION		64
13.1	Term	64
13.2	Termination	65

ARTICLE 14 THE BORROWER REPRESENTATIVE		65
14.1	Appointment; Nature of Relationship	65

14.2	Joint and Several Obligations	65
14.3	Notices	67
14.4	Execution of Loan Documents; Borrowing Base Certificate	67
14.5	Waivers	67

ARTICLE 15 MISCELLANEOUS		67
15.1	Governing Law	67
15.2	Entire Understanding; Amendments	68
15.3	Transfers and Assignments	68
15.4	Application of Payments	69
15.5	Indemnity	69
15.6	Notice	70
15.7	Survival	71
15.8	Severability	71
15.9	Expenses	71
15.10	Injunctive Relief	72
15.11	Consequential Damages	72
15.12	Counterparts; Electronic Signatures	72
15.13	Construction	72
15.14	Confidentiality; Sharing Information	72
15.15	Approved Electronic Communication System	72
15.16	CONFESSION OF JUDGMENT	73

LIST OF SCHEDULES AND EXHIBITS

All Schedules to the Credit and Security Agreement:

Schedule 1.2(a)(i)	Permitted Sale Assets
Schedule 1.2(a)(ii)	Owned Real Property
Schedule 1.2(a)(iii)	Mortgaged Manufacturing Park
Schedule 1.2(a)(iv)	Mortgaged Golf Course
Schedule 1.2(a)(v)	Inactive Subsidiaries
Schedule 1.2(b)	Liens
Schedule 4.5	Inventory
Schedule 4.15(c)	Loan Parties’ States of Organization and Chief Executive Offices
Schedule 5.2(a)	Incorporation/Organization/Foreign Qualification
Schedule 5.2(b)	Subsidiaries
Schedule 5.3	Officers, Directors, Shareholders, Capitalization
Schedule 5.9(b)	Litigation
Schedule 5.10	Patents, Trademarks, Copyrights and Licenses
Schedule 5.19	Material Business Agreements
Schedule 6.8	Deposit Accounts
Schedule 7.4	Investments
Schedule 7.8	Indebtedness

All Exhibits to the Credit and Security Agreement:

Exhibit A   Form of Borrowing Base Certificate

Exhibit B   Form of Compliance Certificate

Exhibit C   Form of Revolving Note

Exhibit D     Form of Term Loan Note

Exhibit E     Form of Notice of Loan

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CREDIT AND SECURITY AGREEMENT

This CREDIT AND SECURITY AGREEMENT (this “Agreement”), has been executed and is dated as of October 23, 2012, by and among THE LONGABERGER COMPANY, as a Borrower, and KEYBANK NATIONAL ASSOCIATION, as the Lender and the Issuer.

IN CONSIDERATION of the mutual covenants and undertakings herein contained, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lender and the Issuer hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1          Accounting Terms.  As used in the Loan Documents, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP.  All financial computations to be made under this Agreement shall, unless otherwise specifically provided herein, be made in accordance with GAAP applied on a basis consistent in all material respects with the financial statements delivered to the Lender on or prior to the Closing Date.  No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Borrowers or any of their Subsidiaries shall be given effect for purposes of measuring compliance with any provision of Article 6 unless the Borrower Representative and the Lender agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.  Whenever the terms “Borrower” or “Borrowers” are used in respect of a financial covenant or a related definition, they shall be understood to mean the Borrowers and their Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

1.2          General Terms.  For purposes of this Agreement, the following terms shall have the following meanings:

“Accommodation Payment” shall have the meaning set forth in Section 14.2.

“Advances” shall mean and include the Revolving Loans and Letters of Credit.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director (but only if such director is also a shareholder of such Person) or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the power, directly or indirectly, (x) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Aggregate Commitment” shall mean the sum of the Revolving Commitment and the Term Loan Commitment.

“Agreement” shall have the meaning set forth in the preamble.

“Allocable Amount” shall have the meaning set forth in Section 14.2.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department’s Office of Foreign Asset Control.

“Applicable Base Rate Margin” shall mean (a) with respect to the Revolving Loans, one and three quarters of one percent (1.75%), and (b) with respect to any portion of the Term Loan, five and three quarters of one percent (5.75%).

“Applicable Letter of Credit Fee Percentage” shall mean three and one half of one percent (3.50%).

“Applicable LIBOR Rate Margin” shall mean (a) with respect to the Revolving Loans, three and one half of one percent (3.50%), and (b) with respect to any portion of the Term Loan, seven and one half of one percent (7.50%).

“Applicable Unused Facility Fee Percentage” shall mean one half of one percent (0.50%).

“Approved Electronic Communication System” shall mean the StuckyNet-Link System or any other equivalent electronic service, whether owned, operated or hosted by Lender, any affiliate of Lender or any other Person.

“Authority” shall have the meaning set forth in Section 4.18(b).

“Authorized Officer” shall mean a Financial Officer or other individual authorized by a Financial Officer in writing (with a copy to Lender), or any other officer approved by the Lender in its sole discretion, in each case to handle certain administrative matters in connection with this Agreement.

“Availability” shall mean, at any time, the Maximum Borrowing Amount less the Revolving Exposure.

“Average Aggregate Commitment” shall mean the average Aggregate Commitment for the twelve (12) months immediately preceding the date of calculation.

“Base Rate” shall mean, for any day, a fluctuating interest rate per annum equal to the higher of: (a) the rate of interest which is established from time to time by the Lender at its principal office in Cleveland, Ohio as its “prime rate” or “base rate” in effect, such rate to be adjusted automatically, without notice, as of the opening of business on the effective date of any change in such rate (it being agreed that: (i) such rate is not necessarily the lowest rate of interest then available from the Lender on fluctuating rate loans and (ii) such rate may be established by the Lender by public announcement or otherwise) and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%.

“Base Rate Loan” shall mean any Loan that bears interest based upon the Base Rate.

“Blocked Person” shall have the meaning assigned to such term in Section 5.21(b).

“Borrower” and “Borrowers” shall mean, individually or collectively, as the context may require, the Borrower Representative and any other Person who may hereafter become a party hereto.

“Borrowing Base” shall mean, at any time, the sum of (a) up to 90% of each Borrower’s Eligible Credit Card Accounts at such time, plus (b) up to 90% of each Borrower’s Eligible ACH Accounts at such time, plus (c) up to 85% of each Borrower’s Eligible Accounts at such time, plus (d) the lesser of (i) up to 65% of each Borrower’s (A) Eligible Inventory and (B) Eligible In-Transit Inventory, in each case calculated using first-in first-out (FIFO) basis and valued at the lower of cost or market value in accordance with GAAP, and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value multiplied by each Borrower’s Eligible Inventory and Eligible In-Transit Inventory, in each case, valued at the lower of cost or market value, determined on a first in first out basis, at such time, minus (c) Reserves.  The Borrowers shall have the right to include up to $1,000,000 of in-transit Inventory as Eligible In-Transit Inventory as long as it meets the criteria of Eligible In-Transit Inventory (the $1,000,000 limitation shall apply to in-transit Eligible In-Transit Inventory prior to the application of the advance rate).  The Lender may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or reduce one or more of the other elements used in computing the Borrowing Base.

“Borrowing Base Certificate” shall mean a certificate duly executed by a Financial Officer of the Borrower Representative appropriately completed and in substantially the form of Exhibit A hereto.

“Borrower Representative” shall mean The Longaberger Company, an Ohio corporation.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Cleveland, Ohio and, if the applicable Business Day relates to any Libor Rate Loans, such day must also be a day on which dealings in deposits are carried on in the London interbank market.

“Capital Expenditures” shall mean any expenditure made or liability incurred which is, determined in accordance with GAAP, treated as a capital expenditure and not as an expense item for the year in which it was made or incurred, as the case may be.

“Cash Collateral Account” shall mean, with respect to the Borrowers, any one of those certain commercial deposit accounts maintained at KeyBank National Association, the funds within which: (a) shall be the sole and exclusive property of the Lender and (b) the Lender shall have the irrevocable and exclusive right to withdraw until all of the Obligations are paid, performed, satisfied and enforced in full and the commitments of the Lender to make Advances hereunder and all Letters of Credit have terminated.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.

“Change of Control” shall mean (a) the Permitted Holders shall cease to own or control free and clear of all Liens or other encumbrances, at least 50.1% of the outstanding voting Equity Interests of the Borrower Representative on a fully diluted basis; (b) Tamala L. Longaberger or another person with, in the sole discretion of the Lender, the technical expertise, experience and management skills that are necessary for the successful management of the Borrower Representative shall cease to perform the role of Chief Executive Officer of the Borrower Representative; (c) any merger or consolidation of or with any or sale of all or substantially all of the property or assets of any Loan Party; or (d) each Borrower shall cease to own, free and clear of all Liens or other encumbrances, at least 100% of the outstanding voting Equity Interests of any existing or future Subsidiary.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other similar Governmental Body, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral or any Loan Party.

“Charter Documents” shall mean, as to any Person (other than a natural person), the charter, certificate or articles of incorporation or organization, by-laws, regulations, general or limited partnership agreement, certificate of limited partnership, certificate of formation, operating agreement, and other similar organizational or governing documents of such Person.

“Closing Date” shall mean October 23, 2012.

“Code” shall mean the Internal Revenue Code of 1986 and the regulations promulgated thereunder.

“Collateral” shall mean and include all real and personal property owned by the Loan Parties, whether now owned or existing, or hereafter arising or acquired or received by the Loan Parties, wherever located, including:

(a)           all Accounts;

(b)           all Inventory;

(c)           all Equipment and Fixtures;

(d)           all General Intangibles, Payment Intangibles and Intellectual Property;

(e)           all Investment Property;

(f)            all Deposit Accounts and any and all monies credited by or due from any financial institution or any other depository;

(g)           all Chattel Paper, Instruments and Documents;

(h)           all of the Loan Parties’ right, title and interest in and to (i) its respective goods and other personal property including all merchandise returned or rejected by Account Debtors, relating to or securing any of the Accounts; (ii) all of the Loan Parties’ rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lien or, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to the Loan Parties from any Account Debtors relating to the Accounts; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of the Loan Parties’ contract rights, rights of payment which have been earned under a contract right, Instruments (including promissory notes), Documents, Chattel Paper (including electronic chattel paper), warehouse receipts, Deposit Accounts, letters of credit, and money; (vi) all Commercial Tort Claims (whether now existing or hereafter arising); (vii) if and when obtained by the Loan Parties, all real and personal property of third parties in which the Loan Parties have been granted a lien or security interest as security for the payment or enforcement of Accounts; (viii) all Letter of Credit Rights (whether or not the respective letter of credit is evidenced by a writing); (ix) all Supporting Obligations; and (x) any other goods or personal property, if any, in which the Loan Parties may hereafter in writing grant a security interest to the Lender hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between the Lender and the Loan Parties;

(i)            all of the Loan Parties’ ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computer software (owned by the Loan Parties or in which they have an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g) or (h) of this Paragraph; and

(j)            all proceeds and products of (a), (b), (c), (d), (e), (f), (g) and (h) in whatever form, including: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

Notwithstanding anything in the definition of “Collateral” or elsewhere in this Agreement to the contrary, there is specifically excluded from the security interest, and the term Collateral shall not include those items which include: (i) Equipment or Goods that are subject to a “purchase money security interest,” as such term is now or hereafter defined in the UCC, which (x) constitutes a Permitted Encumbrance under the Credit Agreement and (y) prohibits the creation by a grantor of a security interest therein, unless the holder thereof has consented to the creation of such a security interest; provided, however, that such any security interest or lien shall attach to such Equipment or Goods immediately at such time as the loan secured by the “purchase money security interest” is repaid; (ii) leases, licenses, contracts, property rights or agreements to which any grantor is a party or any of its rights or interests thereunder, or assets related thereto, if and for so long as the grant of such security interest or lien shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (B) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including the Bankruptcy Code) or principles of equity), provided, however, that such security interest or lien shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement, or such asset related thereto, that does not result in any of the consequences specified in (A) or (B) above; (iii) Inventory owned by a Grantor that contains or utilizes a patent, trademark or copyright the use of which has been licensed to such Grantor under a license described under clause (ii), which license prohibits Liens on such Inventory, provided, however, that such any security interest or lien shall attach to such Inventory immediately at such time as the condition prohibiting such Lien shall be waived by the licensor of such license or otherwise remedied; (iv) any Equity Interest in any Foreign Subsidiary that is not a first tier Subsidiary of the Borrowers or any other grantor; and (v) the stock or other equity interest of any Foreign Subsidiary, other than the stock or other equity interest of any first tier Foreign Subsidiary representing no more than 65% of the total combined voting power of all classes of stock or other equity interest of such Foreign Subsidiary entitled to vote.

“Compliance Certificate” shall mean a certificate of the Loan Parties signed by a Financial Officer of the Borrower Representative on behalf of each Loan Party appropriately completed and in substantially the form of Exhibit B hereto.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Loan Party’s business, including any Consents required under all applicable federal, state or other applicable law.

“Controlled Disbursement Account” shall mean a commercial Deposit Account designated “controlled disbursement account” and maintained by one or more of the Loan Parties with the Lender, without liability by Lender to pay interest thereon.

“Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Person, are treated as a single employer under Section 414 of the Code.

“Corporate Guarantor” shall mean each Person that is not an individual that guarantees the Obligations.

“Default” shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Distribution Relocation Charges” shall mean all expenses, including operating expenses and Capital Expenditures, incurred between June 1, 2012 and May 31, 2013 in connection with the relocation of the distribution center.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Dodd-Frank Act” shall mean the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) signed into law on July 21, 2010, as amended from time to time.

“Domestic Subsidiary” shall mean a Subsidiary that is not a Foreign Subsidiary.

“Earnings Before Interest and Taxes” shall mean, for any fiscal period, the sum of (a)  net income (or loss) for such period calculated based on a valuation of Inventory using first-in first-out (FIFO) basis and valued at the lower of cost or market value in accordance with GAAP (excluding extraordinary gains), plus (b) all interest expense for such period plus (c) all charges against (or minus credits to) income for federal, state and local taxes for such period, in each case, calculated on a consolidated basis for the Borrowers and their Subsidiaries.

“EBITDA” shall mean, for any fiscal period, the sum of (a) Earnings Before Interest and Taxes for such period, plus (b) depreciation expenses for such period, plus (c) amortization expenses for such period, minus (c) non-cash, non-recurring extraordinary gains to the extent such items were included in net income, plus (d) non-cash, non-recurring extraordinary losses to the extent such items were deducted from net income, plus (e) without duplication, Distribution Relocation Expenses to the extent included in net income, in each case, calculated on a consolidated basis for the Borrowers and their Subsidiaries.

“Eligible Accounts” shall mean, at any time, Accounts of the Borrowers that the Lender determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and the issuance of Letters of Credit.  Without limiting the Lender’s discretion provided herein, Eligible Accounts shall not include any Account:

(a)           which is not subject to a first priority perfected security interest in favor of the Lender;

(b)           which is subject to any Lien other than a Permitted Encumbrance that does not have priority over the Lien in favor of the Lender;

(c)           which is unpaid more than 90 days after the date of the original invoice therefore, or which has been written off the books of the Borrowers or otherwise designated as uncollectible;

(d)           which is owing by an Account Debtor if more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible;

(e)           with respect to which any covenant, representation, or warranty contained in this Agreement has been breached or is not true in any material respect;

(f)            which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation consistent with past practice which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon a Borrower’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis, or (vi) relates to payments of interest;

(g)           for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by a Borrower or if such Account was invoiced more than once;

(h)           with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(i)            which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(j)            which is owed by any Account Debtor which has sold all or substantially all of its assets;

(k)           which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada (other than Quebec) or (ii) is not organized under applicable law of the U.S., any state of the U.S., Canada, or any province of Canada (other than the province of Quebec);

(l)            which is owed in any currency other than U.S. dollars;

(m)          which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Lender which is in the possession of the Lender, or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Lender in such Account have been complied with to the Lender’s satisfaction;

(n)           which is owed by any Affiliate, employee, officer, director, agent or stockholder of any Loan Party;

(o)           which, for any Account Debtor, exceeds a balance of $750,000;

(p)           which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor;

(q)           which is subject to any counterclaim, deduction, defense, setoff or dispute, but only to the extent of such counterclaim, deduction, defense, setoff or dispute unless it is reasonably likely that the entire amount of such Account will not be paid;

(r)            which is evidenced by any promissory note, chattel paper, or instrument;

(s)            which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit a Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction;

(t)            with respect to which a Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Borrower created a new receivable for the unpaid portion of such Account;

(u)           which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System;

(v)           which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than a Borrower has or has had an ownership interest in such goods, or which indicates any party other than a Borrower as payee or remittance party;

(w)          which was created on cash on delivery terms;

(x)           which arise from sales to Sales Representatives;

(y)           which will be paid or satisfied with a credit card payment; or

(z)           which the Lender determines may not be paid by reason of the Account Debtor’s inability to pay or which the Lender otherwise determines in its Permitted Discretion is unacceptable.

In the event that an Account in excess of $100,000 that was previously an Eligible Account ceases to be an Eligible Account hereunder, the Borrower Representative shall notify the Lender thereof within 5 Business Days.  In determining the amount of an Eligible Account, the face amount of an Account may, in the Lender’s sole discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrowers may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrowers to reduce the amount of such Account.

“Eligible ACH Accounts” shall mean, at any time, Accounts of the Borrowers that (a) arise from sales initiated through a Sales Representatives and will be paid or satisfied with an ACH payment from the account of a Sales Representative, (b) have not been outstanding for more than seven days, (c) the Lender determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and the issuance of Letters of Credit, and (d) otherwise qualify as Eligible Accounts except for subsection (x).

“Eligible Credit Card Accounts” shall mean, at any time, Accounts of the Borrowers that (a) will be paid or satisfied with a credit card payment, (b) have not been outstanding for more than five days, (c) the Lender determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and the issuance of Letters of Credit, and (d) otherwise qualify as Eligible Accounts except for subsection (y).

“Eligible In-Transit Inventory” shall mean, at any time,  in-transit Inventory of the Borrowers that the Lender determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans and the issuance of Letters of Credit.  Without limiting the Lender’s discretion provided herein, Eligible In-Transit Inventory shall not include any Inventory unless (a) such Inventory meets all of the criteria of Eligible Inventory other than subpart (g), (b) such Inventory is in transit with a common carrier from vendors and suppliers, and (c):

(i)            with respect to Inventory that is in transit from another country (other than Canada) to the United States, (A) the title of such Inventory shall have passed to the Borrowers, (B) the Lender shall have received (1) a Waiver from each applicable logistics provider, in each case, reasonably acceptable to the Lender; provided that, the Lender shall waive this requirement from the Closing Date until seventy-five (75) days after the Closing Date, (2) a true, correct and properly endorsed copy of the original negotiable bill of lading and other shipping documents for such Inventory, (3) evidence of satisfactory casualty insurance naming the Lender as loss payee and otherwise covering such risks as the Lender may reasonably request, and (4) any other documents reasonably requested by the Lender, (C) the common carrier is not an Affiliate of the applicable vendor or supplier and (D) such Inventory is in transit to a location owned or leased by a Borrower in the United States for receipt at such location within fifty (50) days after shipment; or

(ii)           with respect to Inventory that is in transit within the United States and Canada, (A) the title of such Inventory shall have passed to the Borrowers, (B) the Lender shall have received (1) a copy of the non-negotiable bill of lading that was issued in the Lender’s name and other shipping documents for such Inventory; (2) evidence of satisfactory casualty insurance naming the Lender as loss payee and otherwise covering such risks as the Lender may reasonably request, and (3) any other documents reasonably requested by the Lender, and (C) the common carrier is not an Affiliate of the applicable vendor or supplier.

“Eligible Inventory” shall mean, at any time, Inventory of the Borrowers that the Lender determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans and the issuance of Letters of Credit.  Without limiting the Lender’s discretion provided herein, Eligible Inventory shall not include any Inventory:

(a)           which is not subject to a first priority perfected Lien in favor of the Lender;

(b)           which is subject to any Lien other than a Permitted Encumbrance that does not have priority over the Lien in favor of the Lender;

(c)           which is, or is determined by the Lender, in its Permitted Discretion, to be, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d)           with respect to which any covenant, representation, or warranty contained in this Agreement has been breached or is not true in any material respect and which does not conform to all standards imposed by any Governmental Body;

(e)           in which any Person other than a Borrower shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)            which is not finished goods or raw materials that the Lender determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and the issuance of Letters of Credit, or which constitutes work-in-process, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g)           which is not located in the U.S. or is in transit with a common carrier from vendors and suppliers;

(h)           which is located in any location leased by a Borrower unless the lessor has delivered to the Lender a Waiver; provided that, the Lender shall waive this requirement from the Closing Date until thirty (30) days after the Closing Date

(i)            which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document unless such warehouseman or bailee has delivered to the Lender a Waiver and such other documentation as the Lender may require;

(j)            which is being processed offsite at a third party location or outside processor, or is in transit to or from said third party location or outside processor;

(k)           which is a discontinued product or component thereof or which is the subject of a consignment by a Borrower as consignor;

(l)            which is Perishable;

(m)          which contains or bears any Intellectual Property rights licensed to a Borrower unless the Lender is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(n)           which is not reflected in a current perpetual inventory report of the Borrowers;

(o)                                 for which reclamation rights have been asserted by the seller;

(p)                                 which has been set aside or allocated to fulfill an order for which some form or payment has been received or is pending; or

(q)                                 which the Lender otherwise determines in its sole discretion is unacceptable for any reason whatsoever.

“Environmental Complaint” shall have the meaning set forth in Section 4.18(b).

“Environmental Laws” shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of Governmental Bodies with respect thereto.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“Eurocurrency Reserve Percentage” shall mean, for any Interest Period in respect of any Libor Rate Loan, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentages shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which the Lender may be subject in respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on Libor Rate Loans is determined or any category of extension of credit or other assets that include the Libor Rate Loans.  For purposes hereof, such reserve requirements shall include those imposed under Regulation D of the Federal Reserve Board and the Libor Rate Loans shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to the Lender under said Regulation D.

“Event of Default” shall mean the occurrence of any of the events set forth in Article 10.

“Excess Cash Flow” shall mean, with respect to any fiscal period, (a) EBITDA, less (b) the sum of (i) dividends and distributions paid in cash, plus (ii) Capital Expenditures that were not specifically funded by Indebtedness, plus (iii) taxes paid in cash, plus (iv) interest paid in cash plus (v) principal payments on Indebtedness, in each case, of the Borrowers and their Subsidiaries calculated on a consolidated basis and with respect to such period.

“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Facility Termination Date” shall mean October 23, 2015.

“FATCA” shall mean Sections 1471 through 1474 of the Code or any amendment or successor to any such Section so long as such amendment or successor is substantially similar to the reporting and withholding obligations of Sections 1471 through 1474 of the Code as of the date of this Agreement.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one hundredth of one percent (1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that: (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such a rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Effective Rate for such Business Day shall be the average of quotations for such day on such transactions received by the Lender from three federal funds brokers of recognized standing selected by the Lender.

“Financial Officer” shall mean any of the following officers: chief executive officer, president, chief financial officer, treasurer, or any other financial officer requested by the Borrower Representative so long as such request is approved by the Lender.  Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of a Borrower.

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA less (i) Capital Expenditures that were not specifically funded by Indebtedness (provided that all Capital Expenditures that were funded by a Revolving Loan), less (ii) taxes paid in cash, less (iii) dividends and distributions paid in cash, in each case, of the Borrowers and their Subsidiaries calculated on a consolidated basis with respect to such period to (b) Fixed Charges.

“Fixed Charges” shall mean, with respect to any fiscal period, the sum of (a) interest expense paid in cash plus (b) scheduled principal payments on Indebtedness, including but not limited to payments made with respect to capital leases and Capital Expenditures permitted under Section 7.6, in each case, of the Borrowers and their Subsidiaries calculated on a consolidated basis and with respect to such period.

“Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

“Hazardous Discharge” shall have the meaning set forth in Section 4.18(b).

“Hazardous Substance” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedging Contracts” shall mean any foreign exchange contract, currency swap agreement, futures contract, commodities hedge agreement, interest rate protection agreement, interest rate future agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, option agreement or any other similar hedging agreement or arrangement entered into by a Person in the ordinary course of business and not for speculative purposes.

“Hedging Obligations” shall mean all liabilities of a Person under Hedging Contracts.

“Inactive Subsidiaries” shall mean those Subsidiaries listed on Schedule 1(a)(v), which as of the Closing Date are all of the Subsidiaries of the Borrowers.

“Indebtedness” shall mean, with respect to a Person at any date of determination, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person, in each case, for or in respect of: (a) borrowed money, (b) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (c) reimbursement obligations (contingent or otherwise) under any letter of credit, (d) Hedging Obligations, (e) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements, (f) any guaranty of Indebtedness for borrowed money, and (g) all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person.

“Intellectual Property” shall mean patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

“Interest Period” shall mean the period provided for any Libor Rate Loan pursuant to Section 2.2(b).

“Issuer” shall mean, with respect to any Letter of Credit, the issuer of such Letter of Credit and shall be, with respect to any Letter of Credit hereunder, KeyBank National Association, and each of its successors and assigns.

“Lender” shall mean, initially, KeyBank National Association, and shall include each Person which becomes a transferee, successor or assign of the Lender.

“Letters of Credit” shall have the meaning set forth in Section 2.7.

“Letter of Credit Exposure” shall mean, at any time, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate amount of all disbursements relating to Letters of Credit that have not been reimbursed by the Borrowers.  For the avoidance of doubt, to the extent that a disbursement is charged to the Loan Account in respect of any Letter of Credit and that Letter of Credit is therefore terminated or partially terminated on account of such payment, there shall be no further Letter of Credit Exposure related a terminated Letter of Credit or related to the portion of a Letter of Credit that has been partially terminated.

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2.

“Libor Rate” shall mean, for any Interest Period with respect to a Libor Rate Loan, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16 of 1%)) of: (a) the per annum rate of interest, determined by the Lender in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 12:00 noon (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such Libor Rate Loan, as provided by Bloomberg’s or Reuters (or any other similar company or service that provides rate quotations comparable to those currently provided by such companies as the rate in the London interbank market), as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars or in the London interbank market, as the rate in the London interbank market for deposits in Dollars in immediately available funds with a maturity comparable to such Interest Period divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Percentage.  In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (a) hereof) shall be the rate, determined by the Lender as of approximately 12:00 noon (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such Libor Rate Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16 of 1%)) of the per annum rates at which deposits in Dollars in immediately available funds in an amount comparable to such Libor borrowing and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market.  The Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Libor Rate Loan” shall mean any Loan that bears interest based on the Libor Rate.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), encumbrance, or preference, priority or other security agreement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement (other than a “precautionary filing” under Section 9-505 of the Uniform Commercial Code) under the Uniform Commercial Code or comparable law of any jurisdiction.

“Loan” shall mean each Revolving Loan and Term Loan; and “Loans” shall collectively mean all of the Revolving Loans and the Term Loan.

“Loan Account” shall have the meaning set forth in Section 2.6.

“Loan Documents” shall mean this Agreement, the Notes, the Perfection Certificate, the Letters of Credit, the Waivers, the Mortgages, any Hedging Contracts, and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, and all other agreements heretofore, now or hereafter executed by any Loan Party and/or delivered to the Issuer or the Lender in respect of the transactions contemplated by this Agreement.

“Loan Party” or “Loan Parties” shall mean, singularly or collectively, as the context may require, each Borrower and each Corporate Guarantor that may join this Agreement after the Closing Date and their respective successors and assigns.

“Lockbox” shall mean a post office box rented by and in the name of the Borrowers as required by this Agreement and as to which only the Lender has access pursuant to the requirements of this Agreement.

“Master Agreement” shall mean that Master Agreement entered into among the Borrowers and the Lender in connection with the cash management services undertaken by the Lender on behalf of Borrowers.

“Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, results of operations or business of any Loan Party, (b) any Loan Party’s ability to pay the Secured Obligations in accordance with the terms thereof, (c) the value of the Collateral, the Lender’s Liens on the Collateral, or the priority of any such Lien, or (d) impairs or reasonably would be expected to impair the ability of the Lender, to the extent permitted, to enforce its legal remedies pursuant to this Agreement or any other Loan Documents.

“Material Business Agreement” shall mean any agreement that if terminated, rescinded or breached would reasonably be expected to have a Material Adverse Effect on any Loan Party.

“Material Recovery Determination Notice” shall have the meaning set forth in Section 4.11.

“Material Recovery Event” shall mean (a) any casualty loss in respect of assets of a Loan Party covered by casualty insurance, and (b) any compulsory transfer or taking under threat of compulsory transfer of any asset of a Loan Party by any Governmental Authority; provided that, in the case of either subpart (a) or (b), the proceeds received from such loss, transfer or taking exceeds Two Hundred Fifty Thousand Dollars ($250,000).

“Material Subsidiary” shall mean any Subsidiary of a Borrower or Loan Party that (a) has assets in excess of $100,000 or (b) directly or indirectly controls a Subsidiary with assets in excess of $100,000.

“Maximum Borrowing Amount” shall mean, at any time, an amount equal to the lesser of (a) the Revolving Commitment minus all Reserves then in effect and (b) the Borrowing Base.

“Mortgaged Golf Course” shall mean those parcels comprising approximately 632.86 acres of the Real Property located in the Township of Hanover, Licking County, Ohio, commonly known as The Longaberger Golf Course, specifically described in Schedule 1.2(a)(iv).

“Mortgaged Manufacturing Park” shall mean those parcels comprising approximately 585.05 acres of the Real Property located in the Township of Cass, Muskingum County, Ohio, commonly known as the East Central Ohio Business Park, specifically described in Schedule 1.2(a)(iii).

“Mortgages” shall mean each mortgage or other agreement that conveys or evidences a Lien to the Lender, for its benefit and the benefit of the Issuer, on the Owned Real Property.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA.

“Net Orderly Liquidation Value” shall mean, the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) of the Borrowers’ Inventory or Equipment that is estimated to be recoverable in an orderly liquidation of such Inventory or Equipment expressed as a percentage of the gross book value thereof, such percentage to be as determined from time to time by reference to the most recent Inventory or Equipment appraisal completed by a qualified third-party appraisal company (approved by the Lender in its sole discretion) delivered to the Lender.

“Note” shall mean each Revolving Note and the Term Loan Note; and “Notes” shall collectively mean all of the Revolving Notes and Term Loan Note.

“Notice of Loan” shall mean any notice of loan or notice of conversion referred to in Section 2.1.

“Obligations” shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties (absolute, contingent, matured or unmatured) owing by the Loan Parties to the Lender or the Issuer or to any other direct or indirect subsidiary or affiliate of the Issuer or the Lender of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), arising under the Loan Documents, any Hedging Contract, or in connection with any commercial credit cards, stored value cards, cash management or treasury administration services, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Issuer’s or the Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including any amendments, extensions, renewals or increases to the Loan Documents and all costs and expenses of the Lender and the Issuer incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses and all obligations of any Loan Party to the Lender or the Issuer to perform acts or refrain from taking any action.

“Operating Account” shall mean a commercial Deposit Account designated “operating account” and maintained by the Borrower Representative with the Lender, without liability of the Lender to pay interest thereon, from which account the Borrowers shall have the right to withdraw funds until the Lender terminates such right after the occurrence and during the continuance of a Default or an Event of Default.

“Owned Real Property” shall mean all Real Property set forth on Schedule 1.2(a)(ii).

“Payment Office” shall mean initially KeyBank National Association, Mail Code: OH-01-49-0114, 4900 Tiedeman Road, Brooklyn, Ohio 44144-2302; and, thereafter, such other office of the Lender, if any, which it may designate by notice to the Borrower Representative.

“Perfection Certificate” shall mean the perfection certificate and the responses thereto provided by the Borrowers to the Lender.

“Perishable” shall mean, as of the date of determination, any good consisting of a food product that contains an expiration date within 12 months.

“Permitted Asset Disposition” shall mean the sale by the Borrower of (a) those assets set forth on Schedule 1.2(a)(i) (the “Permitted Sale Assets”), (b) any equipment or parcel of real estate (other than the Permitted Sale Assets) (i) while any portion of the Term Loan is outstanding, if such asset (1) is not used in the operation of the core business of the Borrowers and (2) does not have a book value greater than $300,000 (if such asset has a book value equal to or greater than $300,000, then with the prior written consent of the Lender), and (ii) after the Term Loan has been paid in full, if such parcel of real estate or any such piece of equipment is not used in the operation of the core business of the Borrowers.

“Permitted Discretion” shall mean a determination made in good faith and in the exercise of reasonable business judgment (from the perspective of a secured asset based lender).

“Permitted Encumbrances” shall mean (a) Liens in favor of the Lender and the Issuer; (b) Liens for taxes, assessments or other governmental charges that (i) are not delinquent or (ii) are being contested in good faith by appropriate proceedings that stay the enforcement of such Liens and with respect to which proper reserves have been taken by the Loan Parties in accordance with GAAP; provided, that, such Liens (other than those for real estate taxes not past due) shall have no effect on the priority of the Liens in favor of the Lender or the value of the assets in which the Lender has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance or general liability or product liability insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, performance bonds, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Loan Party’s business; (e) mechanics, workers, materialmen’s, warehousemen’s, common carriers, landlord’s or other like Liens arising in the ordinary course of any Loan Party’s business with respect to obligations which are not due or which are being contested in good faith by the applicable Loan Party; (f) Liens placed upon equipment and real estate assets acquired to secure a portion of the purchase price thereof, provided that (i) any such lien shall not encumber any other property of the Loan Parties other than insurance and other proceeds of such equipment and real estate and (ii) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (g) zoning restrictions, easements, encroachments, rights of way, restrictions, leases, licenses, sublicenses, restrictive covenants and other similar title exceptions or Liens affecting Real Property, none of which materially impairs the use of such Real Property or the value thereof, and none of which is violated in any material respect by existing or supporting structures or land use; (h) attachment and judgment liens which do not constitute an Event of Default under Section 10.6; (i) Liens disclosed on Schedule 1.2(b) and extensions and renewals thereof, provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien; (j) Liens on property leased by Borrower or any of its Subsidiaries under capital leases permitted in Section7.6 securing obligations of such Loan Party to the lessor under such leases; (k) Lien (including rights of set off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits permitted by this Agreement; (l) liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (m) Liens in favor of collecting banks arising in the ordinary course of business and pursuant to Section 4-210 of the UCC; (n) liens constituting securities to public utilities or to any municipalities or other Governmental Body when required by the utility, municipality or Governmental Body or other public authority in connection with the supply of services or utilities to a Loan Party or any Subsidiary thereof; and (o) Liens in the form of royalties payable with respect to any asset or property of any Loan Party or any Subsidiary thereof existing as of the Closing Date.

“Permitted Holders” shall mean Tamala L. Longaberger, an individual, and any trust so long as Tamala L. Longaberger retains the right to vote all of the outstanding voting Equity Interests of the Borrower Representative owned or held by such trust.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or Governmental Body.

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of the Loan Parties or any member of the Controlled Group or any such Plan to which any Loan Party or any member of the Controlled Group is required to contribute on behalf of any of its employees.

“Pledged Securities” shall mean all of the Equity Interests of each Material Subsidiary of each Loan Party, whether now owned or hereafter acquired or created, and all proceeds thereof; provided that Pledged Securities shall exclude (a) Equity Interests of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, and (b) Equity Interests in any first-tier Foreign Subsidiary in excess of sixty-five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such first-tier Foreign Subsidiary.  (Schedule 5.3 hereto lists, as of the Closing Date, all of the Pledged Securities.)

“Prepayment Fee” shall have the meaning set forth in Section 13.1.

“Projections” shall have the meaning set forth in Section 5.6(a).

“RCRA” shall mean the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.

“Real Property” shall mean all real property, both owned and leased, of the Loan Parties.

“Register” shall have the meaning set forth in Section 15.3(d).

“Release” shall have the meaning set forth in Section 5.8(c).

“Reserves” shall mean any and all amounts the Lender deems necessary in it Permitted Discretion to block, withhold, reserve or maintain against the amount of the Loans that the Lender will make available to the Borrowers with respect to the Collateral, any Loan Party, or such other matters as the Lender deems necessary or appropriate.

“Revolving Commitment” shall mean the commitment of the Lender to make Revolving Loans and issue Letters of Credit, as such commitment may be reduced pursuant to the terms of this Agreement.  The initial amount of the Lender’s Revolving Commitment is Fifteen Million Dollars $15,000,000.

“Revolving Exposure” shall mean, at any time, the sum of the outstanding principal amount of Revolving Loans and Letter of Credit Exposure at such time.

“Revolving Loan” shall mean a loan made pursuant to Section 2.1.

“Revolving Note” or “Revolving Notes” shall mean, singularly or collectively, as the context may require, the promissory notes referred to in Section 2.1.

“Sales Representative” shall mean each Person who shall have executed an agreement with the Borrower Representative to sell the products of the Borrower Representative as an independent contractor.

“Secured Obligations” shall mean and include the Obligations and all other loans, advances, debts, liabilities, obligations, covenants and duties (absolute, contingent, matured or unmatured) owing by the Loan Parties to the Lender or the Issuer or to any other direct or indirect subsidiary or affiliate of the Issuer or the Lender of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, or any amendments, extensions, renewals or increases thereof and all costs and expenses of the Lender and the Issuer incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses and all obligations of any Loan Party to the Lender or the Issuer to perform acts or refrain from taking any action.

“Subsidiary” shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“StuckyNet System” shall mean the Lender’s StuckyNet-Link internet-based communication system.

“Term Loan Commitment” shall mean the commitment of the Lender to make the Term Loan, which commitment shall be Six Million Five Hundred Thousand Dollars ($6,500,000) on the Closing Date. After advancing the Term Loan, each reference to the Lender’s Term Loan Commitment shall refer to the outstanding amount of the Term Loan.

“Term Loan” shall mean the term loan extended by the Lender to the Borrowers pursuant to Section 2.10(a).

“Term Loan Note” shall have the meaning set forth in Section 2.10(a).

“Toxic Substance” shall mean and include any material present on the Owned Real Property which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Sections 2601 et seq., applicable state law, or any other applicable federal or state laws now in force or hereafter enacted relating to toxic substances and, with respect to the Mortgaged Golf Course and the Mortgaged Manufacturing Park, any material which has been shown to have significant adverse effect on human health.  “Toxic Substance” includes asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Transferee” shall have the meaning set forth in Section 15.14(a).

“UFCA” shall have the meaning set forth in Section 14.2.

“UFTA” shall have the meaning set forth in Section 14.2.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of Ohio; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest or Lien in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Ohio, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Waivers” shall mean, collectively, any and all landlord’s waivers, warehouseman’s waivers, creditor’s waivers, mortgagee waivers, processing facility and similar bailee’s waivers, and custom’s broker and carrier agreements executed and delivered in connection with this Agreement, in form and substance satisfactory to the Lender.

“Week” shall mean the time period commencing on Monday and ending on Friday of each calendar week.

1.3                               Uniform Commercial Code Terms.  All terms used herein and defined in the Uniform Commercial Code as adopted in the State of Ohio from time to time shall have the meaning given therein unless otherwise defined herein.  Such terms shall include: “Account”, “Account Debtor”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claim”, “Commodities Account”, “Deposit Account”, “Document”, “Equipment”, “Farm Products”, “Financial Asset”, “Fixture”, “General Intangible”, “Instrument”, “Inventory”, “Investment Property”, “Lease”, “Lessor”, “Letter-of-Credit Rights”, “money”, “Payment Intangibles”, “Proceeds”, “Product”, “Record”, “Secured Party”, “Securities Account”, “Security”, “Security Entitlement”, “Security Interest” and “Supporting Obligation”.  To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the effective date of such amendment, modification or revision.

1.4                               General Matters of Construction.  For the purpose of computing periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.  Unless the context otherwise expressly requires, (a) all references to laws, statutes and regulations shall include any amendments, renewals, extensions, replacements, or successor laws, statutes or regulations, (b) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented or otherwise modified, substituted, amended and restated, or replaced, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not any particular provision hereof, (e) any reference to payment, repayment, or prepayment shall be construed as referring to payment of immediately available funds in Dollars, (f) any pronoun used shall be deemed to cover all genders, (g) any reference to any Loan Document or other deliverable shall mean, unless the context expressly states otherwise, such Loan Document or deliverable in form and substance satisfactory to the Lender, (h) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (i) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (j) wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa, and (k) captions used in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

1.5                               Time References.  All time references in the Loan Documents are to Cleveland, Ohio time.

ARTICLE 2
ADVANCES, PAYMENTS

2.1                               Revolving Loans.  Subject to the terms and conditions set forth in this Agreement, the Lender will make Revolving Loans to the Borrowers in aggregate amounts outstanding at any time prior to the Facility Termination Date equal to the Maximum Borrowing Amount less the Letter of Credit Exposure. The Revolving Loan shall initially bear interest as a Base Rate Loan and may be converted into a Libor Rate Loan in accordance with Section 2.2(d).  Revolving Loans shall be evidenced by a secured promissory note substantially in the form attached hereto as Exhibit C hereto (the “Revolving Note”).

2.2                               Procedure for Borrowing Advances.

(a)                                 The Borrower Representative shall notify the Lender by providing the Lender with a notice of loan substantially in the form attached hereto as Exhibit E hereto (a “Notice of Loan”) prior to 11:00 A.M. on a Business Day of a Borrower’s request to incur, on that day, a Revolving Loan hereunder.  Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with the Lender, or with respect to any other Obligation, become due, the same shall be deemed a request for a Revolving Loan charged to the Loan Account as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with the Lender, and such request shall be irrevocable.

(b)                                 Notwithstanding the provisions of subsection (a) above, in the event a Borrower desires to obtain a Libor Rate Loan, the Borrower Representative shall notify the Lender in writing by providing a Notice of Loan to the Lender no later than 11:00 A.M. at least three (3) Business Days’ prior to the date of such proposed borrowing, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the amount of such Revolving Loan to be borrowed, which amount shall be in a minimum amount of $500,000 and in integral multiples of $100,000 thereafter, and (iii) the duration of the first Interest Period therefor.  Interest Periods for Libor Rate Loans shall be for one (1), two (2), three (3) months or (6) months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day.  No Libor Rate Loan shall be made available to the Borrowers during the continuance of an Event of Default.

(c)                                  Each Interest Period of a Libor Rate Loan shall commence on the date such Libor Rate Loan is made and shall end on such date as the Borrower Representative may elect as set forth in subsection (b)(iii) above, provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end on or after the Facility Termination Date.  The Borrower Representative shall elect the initial Interest Period applicable to a Libor Rate Loan by its Notice of Loan given to the Lender pursuant to Section 2.2(b) or by its Notice of Loan given to the Lender pursuant to Section 2.2(d), as the case may be.  The Borrower Representative shall elect the duration of each succeeding Interest Period by giving irrevocable written notice by providing a Notice of Loan to the Lender of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Libor Rate Loan.  If the Lender does not receive timely notice of the Interest Period elected by the Borrower Representative, the Borrower Representative shall be deemed to have elected to convert such Loan to a Base Rate Loan subject to Section 2.2(d).

(d)                                 The Borrower Representative may, on the last Business Day of the then current Interest Period applicable to any outstanding Libor Rate Loan, or on any Business Day with respect to Base Rate Loans, convert any such Loan into a Loan of another type in the same aggregate principal amount provided that any conversion of a Libor Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Libor Rate Loan.  If a Borrower desires to convert a Loan, the Borrower Representative shall give the Lender not less than three (3) Business Days’ prior written notice by providing a Notice of Loan to the Lender to convert from a Base Rate Loan to a Libor Rate Loan or one (1) Business Day’s prior written notice to convert from a Libor Rate Loan to a Base Rate Loan, specifying the date of such conversion, the Loans to be converted and if the conversion is from a Base Rate Loan to any other type of Loan, the duration of the Interest Period therefor; provided, however, a Borrower shall not be permitted to convert a Base Rate Loan to a Libor Rate Loan or continue to select a Libor Rate Loan during the continuance of a Default or an Event of Default.  After giving effect to each such conversion, there shall not be outstanding more than five (5) Libor Rate Loans, in the aggregate.

(e)                                  At its option and upon three (3) Business Days’ prior written notice, a Borrower may prepay the Libor Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment along with the payment of the Lender’s internal processing fees and all breakage fees, in each case, arising in connection of the prepayment of such Libor Rate Loans.  The Borrower Representative shall specify the date of prepayment of the Loans or Advances which are Libor Rate Loans and the amount of such prepayment.  In the event that any prepayment of a Libor Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, the Borrowers shall indemnify the Lender therefor in accordance with Section 3.9.

2.3                               Disbursement of Loan Proceeds.    All Loans shall be disbursed from whichever office or other place in the United States the Lender may designate from time to time and, together with any and all other Obligations of the Borrowers to the Lender, shall be charged to the Loan Account on the Lender’s books.  During the term of this Agreement, the Borrower Representative may use the Revolving Loans by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.  The proceeds of each Revolving Loan requested by the Borrower Representative or deemed to have been requested by any Borrower under Section 2.2(a) shall, with respect to requested Revolving Loans to the extent the Lender makes such Revolving Loans, be made available to the Borrower Representative on the day so requested by way of credit to a Borrower’s Operating Account at the Lender, in immediately available federal funds or other immediately available funds or, with respect to Revolving Loans deemed to have been requested by a Borrower, be disbursed to the Lender to be applied to the outstanding Obligations giving rise to such deemed request.

2.4                               Maximum Advances.  Subject to Section 4.4, the Revolving Exposure outstanding at any time shall not exceed the Maximum Borrowing Amount.  If the Revolving Exposure at any time exceeds the Maximum Borrowing Amount, subject to Section 4.4, such excess shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

2.5                               Repayment of Loans; Reduction of Commitment.

(a)                                 The Loans shall be due and payable in full on the Facility Termination Date subject to earlier prepayment as herein provided.

(b)                                 Any Account Debtor payment with respect to Accounts which is evidenced by a check, note, draft or any other similar item of payment may not be immediately collectible.  In calculating outstanding availability, the Lender agrees that any such item of payment will be deemed to have been received by the Lender and will be provisionally credited to the Loan Account by the Lender on the Business Day immediately following the day on which the Lender has actual possession of such item of payment for deposit to a Cash Collateral Account.  In consideration of the Lender’s agreement for provisional crediting of items of payment, the

Borrowers agree that, in calculating interest and other charges on the Obligations, all Account Debtor payments will be treated as having been credited to the Loan Account on the Business Day immediately following the Business Day on which such payments are deemed to have been received by the Lender pursuant to this paragraph.

(c)                                  The Lender shall not be required to credit the Loan Account for the amount of any item of payment or other payment which is reasonably unsatisfactory to the Lender.  All credits (other than federal wire transfers) shall be provisional, subject to verification and final settlement.  The Lender may charge the Loan Account for the amount of any item of payment or other payment which is returned to the Lender unpaid or otherwise not collected.  The Borrowers agree that any information and data reported to the Borrowers pursuant to any service which is received prior to final posting and confirmation is subject to correction and is not to be construed as final posting information.  The Lender shall have no liability for the content of such preliminary service related information.

(d)                                 All payments of principal, interest and other amounts payable hereunder, or under any of the other Loan Documents shall be made to the Lender at the Payment Office not later than 11:00 A.M. on the due date in lawful money of the United States of America in federal funds or other funds immediately available to the Lender.  The Lender shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging the Loan Account or by making Advances as provided in Section 2.2.  The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to the Loans and Letters of Credit set forth on the records of Lender shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal, interest and fees owing to Lender.

(e)                                  Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Loan, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Loan; provided that, with respect to a Libor Rate Loan, if the next Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

(f)                                   The Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any other Loan Document, without any deduction whatsoever, including any deduction for any setoff or counterclaim.

(g)                                  After the outstanding principal balance of the Term Loan has been reduced to $5,000,000 or less, the Borrowers may, from time to time, reduce the Revolving Commitment; provided that (i) each reduction of the Revolving Commitment shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000, (ii) the Borrowers shall not be permitted to reduce the Revolving Commitment to less than $10,000,000, and (iii) the Borrowers shall not reduce the Revolving Commitment if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with this Section 2.5(g), the Revolving Exposure would exceed the Maximum Borrowing Amount.

2.6                               Statement of Account.  The Lender shall maintain, in accordance with its customary procedures, a loan account (“Loan Account”) in the name of the Borrowers in which shall be recorded, among other things, the date and amount of each Advance made by the Lender and the date and amount of each payment in respect thereof; provided, however, the failure by the Lender to record the date and amount of any Advance shall not adversely affect the Lender.

2.7                               Letters of Credit.  Subject to the terms and conditions hereof, the Issuer shall (a) issue or cause the issuance of commercial documentary and standby letters of credit (“Letters of Credit”) on behalf of the Borrowers; provided, however, that the Issuer will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the Revolving Exposure to exceed the Maximum Borrowing Amount.  The maximum amount of the amount of Letters of Credit outstanding shall not exceed $1,000,000 in the aggregate at any time.  The Borrowers shall immediately reimburse the Lender or the Issuer for all disbursements or payments related to Letters of Credit or the amounts of such disbursements or payments shall be charged to the Loan Account as a Revolving Loan of a Base Rate Loan and added to the Obligations on the next Business Day.

2.8                               Issuance of Letters of Credit.  The Borrower Representative may request the Issuer to issue or cause the issuance of a Letter of Credit by delivering to the Issuer at the Payment Office the Issuer’s form of letter of credit application completed to the satisfaction of the Issuer; and, such other certificates, documents and other papers and information as the Issuer may reasonably request no later than 11:00 A.M. noon at least three (3) Business Days’ prior to the date of such proposed issuance.  Each Letter of Credit shall have an expiry date not later than one year from the date of issuance.

2.9                               Requirements For Issuance of Letters of Credit.

(a)                                 In connection with the issuance of any Letter of Credit, the Borrowers shall indemnify, save and hold the Lender and the Issuer harmless from any loss, cost, expense or liability, including payments made by the Lender or the Issuer and expenses and reasonable attorneys’ fees incurred by the Lender or the Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower, unless such loss, cost, expense or liability is caused by the Lender’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.  The Borrowers shall be bound by the Lender’s or the Issuer’s regulations and good faith interpretations of any Letter of Credit issued or created to the Loan Account, although this interpretation may be different from its own; and, neither the Lender, nor the Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following any Borrower’s instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit.

(b)                                 The Borrowers shall authorize and direct the Issuer to deliver to the Lender all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon the Lender’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

(c)                                  Immediately upon the request of the Lender, if any Letter of Credit remains outstanding after five (5) Business Days prior to the Facility Termination Date, the Borrowers will deposit and maintain in an account with the Lender in cash, as cash collateral, in an amount equal to one hundred five percent (105%) of the amount of outstanding Letters of Credit.  In each case, the Borrowers hereby irrevocably authorize the Lender, in its discretion, on the Borrowers’ behalf and in any Borrower’s name, to open such an account and to make and maintain deposits in such account or in an account opened by the Borrowers, in the amounts required to be made by the Borrowers, out of the proceeds of Accounts or other Collateral, from an Advance, or out of any other funds of the Borrowers coming into the Lender’s possession at any time.  The Lender will invest such cash collateral in such short-term money-market items as to which the Lender and the Borrowers mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral.  The Borrowers may not withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

2.10                        Term Loan.

(a)                                 Amount of the Term Loan.  The Lender agrees to make a term loan (the “Term Loan”) to the Borrowers on the Closing Date, in an amount equal to the Lender’s Term Loan Commitment.  The Term Loan shall initially bear interest as a Base Rate Loan and may be converted into Libor Rate Loan in accordance with Section 2.2(d).  The Term Loan shall be evidenced by a secured promissory note substantially in the form attached hereto as Exhibit D hereto (the “Term Loan Note”).

(b)                                 Initial Funding by Lender.  The Lender shall make the amount of the Term Loan available to the Borrowers on the Closing Date by transferring immediately available funds to the Loan Account or as the Borrower Representative shall otherwise instruct in writing.

(c)                                  Amortization; Regularly Scheduled Payments. The Term Loan shall amortize in sixty (60) equal monthly installments.  Each of the first thirty-one (31) installments of principal shall be in an amount equal to the amount of the Term Loan outstanding on March 31, 2013 divided by sixty (60) and shall be payable on the first day of each calendar month, commencing on April 1, 2013.  The final payment shall be in the amount equal to the remaining principal balance of the Term Loan and shall be payable on the Facility Termination Date. Payments or prepayments of the Term Loan may not be reborrowed.

(d)                                 Unscheduled Mandatory Payments.

(i)                                     Sale of Assets.  Upon the sale of any asset (other than Inventory sold in the ordinary course of business), including, without limitation, a Permitted Asset Disposition, to any Person other than to another Loan Party, the Borrowers shall make a mandatory payment on the Term Loan, on the date of such sale or other disposition, in an amount equal to one hundred percent (100%) of the proceeds of such disposition net of amounts required to pay taxes and reasonable costs applicable to the disposition.

(ii)                                  Excess Cash Flow.  The Borrowers shall, on a date mutually agreeable to the Lender and the Borrowers, but in no event later than May 15 of each year beginning on May 15, 2014 for the fiscal year ending December 31, 2013, until the Term Loans shall have been paid in full, make a prepayment on such Term Loans in an amount not less than fifty percent (50%) of the Excess Cash Flow, if any, for the most recently completed fiscal year.

(iii)                               Application of Mandatory Payments.  Each mandatory payment required to be made pursuant to Section 2.10(d) shall be applied to the Term Loan (to the payments of principal in the inverse order of maturities), with such payment first to be applied to any portion of the Term Loan that shall constitute the outstanding Base Rate Loan and then to any portion of the Term Loan that shall constitute outstanding Eurodollar Loans; provided that, if the outstanding principal amount of any Eurodollar Loan shall be reduced to an amount less than the minimum amount permitted under this Agreement as a result of such prepayment, then such Eurodollar Loan shall be converted into a Base Rate Loan on the date of such prepayment.

2.11                        Additional Payments.  Any sums reasonably expended by the Lender due to any Loan Party’s failure to perform or comply with its obligations under any Loan Document including the Loan Parties’ obligations under Sections 2.7, 4.2, 4.4, 4.12, 4.13, 4.15, 6.7 and 15.9, may be charged to the Loan Account as a Revolving Loan of a Base Rate Loan and added to the Obligations.  The Lender will provide notice of any such charge to the Borrower Representative, provided that, the failure to provide such notice shall not limit the Lender’s rights under this provision.

2.12                        Use of Proceeds.  The Borrowers shall apply the proceeds of Advances and the Term Loan (a) to repay existing Indebtedness owed to Newstar Business Credit, LLC (formerly known as Core Business Credit LLC), The Private Bank and Beal Nevada Service Corporation, (b) to pay fees and expenses relating to the transaction contemplated by this Agreement, (c) for general corporate purposes and (d) to provide for working capital needs.

ARTICLE 3
INTEREST AND FEES

3.1                               Interest.

(a)                                 Interest on the Loans shall be payable (i) with respect to Base Rate Loans, in arrears on the first (1st) day of each calendar month and (ii) with respect to LIBOR Loans, on the last day of the Interest Period applicable to the borrowing of which such LIBOR Loan is a part; provided that, if an Interest Period exceeds three months, the Interest must also be paid every three months, commencing with three months from the beginning of such Interest Period.  Interest charges shall be computed on the actual principal amount of Loans outstanding during the calendar month.

(b)                                 Base Rate Loans shall bear interest for each day at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin, and Libor Rate Loans shall bear interest during each applicable Interest Period at a rate per annum equal to the Libor Rate plus the Applicable Libor Rate Margin.

(c)                                  Whenever, subsequent to the date of this Agreement, the Base Rate is increased or decreased, the interest rate for Base Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate during the time such change or changes remain in effect.  The Libor Rate shall be adjusted with respect to Libor Rate Loans without notice or demand of any kind on the effective date of any change in the Eurocurrency Reserve Percentage as of such effective date.

(d)                                 Upon and after the occurrence of an Event of Default, the Obligations due and owing hereunder (including all Letter of Credit Fees) shall bear interest at the highest applicable rate set forth in this Agreement plus two percent (2%) per annum.

3.2                               Letter of Credit Fees.

(a)                                 Trade or Commercial Documentary Letters of Credit.  With respect to each Letter of Credit that shall be a trade or commercial documentary letter of credit and the drafts thereunder, the Borrowers agree to pay to the Lender issuance, amendment, renewal, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are customarily charged by the Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.

(b)                                 Standby Letter of Credit.  The Borrowers shall pay (a) to the Lender, fees for each Letter of Credit, for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by the Applicable Letter of Credit Fee Percentage, such fees to be payable monthly in arrears on the first day of each calendar month and on the Facility Termination Date and (b) to the Issuer, for its own account, any and all fees and expenses as agreed upon by the Issuer and the Borrowers in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse the Lender for any and all fees and expenses, if any, paid by the Lender to the Issuer (all of the foregoing fees, the “Letter of Credit Fees”).  All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.  Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer’s prevailing charges for that type of transaction.

3.3                               Unused Facility Fee.  If, for any calendar month during the term of this Agreement, the average daily Revolving Exposure for each day of such calendar month does not equal the Revolving Commitment, then the Borrowers shall pay to the Lender a fee at a rate per annum equal to the Applicable Unused Facility Fee Percentage multiplied by the amount by which the Revolving Commitment exceeds such average daily Revolving Exposure, such fees shall be payable to the Lender in arrears on the first (1st) day of each calendar month after the date hereof until the Facility Termination Date and on the Facility Termination Date.

3.4                               Administration Fee.  The Borrowers shall pay to the Lender an administration fee in an amount equal to $15,000 on the Closing Date and on each anniversary of the Closing Date.

3.5                               Upfront Fee.  The Borrowers shall pay to the Lender an upfront fee equal to Two Hundred Fifteen Thousand Dollars ($215,000) which is due, payable and earned in full on the Closing Date.

3.6                               Computation of Interest and Fees.  With the exception of Base Rate Loans, interest and fees hereunder, including Letter of Credit Fees, shall be computed on the basis of a year of 360 days and for the actual number of days elapsed.  With respect to Base Rate Loans, interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed.  If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

3.7                               Maximum Charges.  In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law.  In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by the Borrowers, and if then remaining excess amount is greater than the previously unpaid principal balance, the Lender shall promptly refund such excess amount to the Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.8                               Increased Costs.  In the event that, (a) the introduction after the Closing Date of any law, treaty, rule or regulation or any change therein after the Closing Date, (b) any change after the Closing Date in the interpretation or administration of any law, treaty, rule or regulation by any central bank or other Governmental Body or (c) the compliance by the Lender or the Issuer with any guideline, request or directive from any central bank or other Governmental Body (whether or not having the force of law) after the Closing Date (for purposes of this Section 3.8, the term “Lender” shall include the Lender and any corporation or bank controlling the Lender and the office or branch where the Lender (as so defined) makes or maintains any Libor Rate Loans), shall:

(a)                                 subject the Lender to any tax of any kind whatsoever with respect to any Loan Document or change the basis of taxation of payments to the Lender of principal, fees, interest or any other amount payable under any Loan Documents (except for changes in the rate of tax on the overall net income of the Lender by the jurisdiction in which it maintains its principal office);

(b)                                 impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of the Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)                                  impose on the Lender or the London interbank offered rate market any other condition with respect to any Loan Document;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining its Advances or the Term Loan hereunder by an amount that the Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances or the Term Loan by an amount that the Lender deems to be material, then, in any case the Borrowers shall promptly pay the Lender, upon its demand, such additional amount as will compensate the Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Libor Rate.  For purposes of this Section 3.8, any rules or directives concerning capital adequacy promulgated by the Bank of International Settlements pursuant to the Dodd-Frank Act or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) under Basel III, and any rules, regulations, orders and directives adopted, promulgated or implemented in connection with any of the foregoing, regardless of the date adopted, issued, promulgated or implemented, are deemed to have been introduced and adopted after the Closing Date.  The Lender shall certify the amount of such additional cost or reduced amount to the Borrower Representative, and such certification shall be presumed correct absent manifest error. Notwithstanding the foregoing, the Borrowers shall not be required to compensate the Lender or Issuer pursuant to this Section for any costs incurred more than 180 days prior to the date on which the Lender notifies the Borrower Representative of such additional costs or other amounts of the nature described in this Section.

3.9                               Basis For Determining Interest Rate Inadequate or Unfair; Indemnity; Libor Rate Unlawful.

(a)                                 In the event that the Lender shall have determined that:

(i)                                     reasonable means do not exist for ascertaining the Libor Rate applicable pursuant to Section 2.2 for any Interest Period; or

(ii)                                  Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Libor market, with respect to an outstanding Libor Rate Loan, a proposed Libor Rate Loan, or a proposed conversion of a Base Rate Loan into a Libor Rate Loan, then the Lender shall give the Borrower Representative prompt notice of such determination.  If such notice is given: (A) any such requested Libor Rate Loan shall be made as a Base Rate Loan, unless the Borrower Representative shall notify the Lender no later than 10:00 A.M. two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Libor Rate Loan, (B) any Base Rate Loan or Libor Rate Loan which was to have been converted to an affected type of Libor Rate Loan shall be continued as or converted into a Base Rate Loan, or, if the Borrower Representative shall notify the Lender, no later than 10:00 A.M. two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Libor Rate Loan, and (C) any outstanding affected Libor Rate Loans shall be converted into a Base Rate Loan, or, if the Borrower Representative shall notify the Lender, no later than 10:00 A.M. two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Libor Rate Loan, shall be converted into an unaffected type of Libor Rate Loan, on the last Business Day of the then current Interest Period for such affected Libor Rate Loans.  Until such notice has been withdrawn, the Lender shall have no obligation to make an affected type of Libor Rate Loan or maintain outstanding affected Libor Rate Loans and the Borrowers shall not have the right to convert a Base Rate Loan or an unaffected type of Libor Rate Loan into an affected type of Libor Rate Loan.

(b)                                 The Borrowers shall indemnify the Lender and hold the Lender harmless from and against any and all losses and expenses that the Lender may sustain or incur as a consequence of any prepayment, conversion of, or any default by a Borrower in the payment of the principal of or interest on any Libor Rate Loan or failure by a Borrower to complete a borrowing of, a prepayment of or conversion of or to a Libor Rate Loan after notice thereof has been given, including any interest payable by the Lender to lenders of funds obtained by it in order to make or maintain its Libor Rate Loans hereunder.

(c)                                  Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive or any change therein or in the interpretation or application thereof shall make it unlawful for the Lender (for purposes of this Section 3.9(c), the term “Lender” shall include the Lender or the office or branch where the Lender or any corporation or bank controlling the Lender makes or maintains any Libor Rate Loans) to make or maintain its Libor Rate Loans, the obligation of the Lender to make Libor Rate Loans hereunder shall forthwith be cancelled and the Borrowers shall, if any affected Libor Rate Loans are then outstanding, promptly upon request from the Lender, either pay all such affected Libor Rate Loans or convert such affected Libor Rate Loans into loans of another type.  If any such payment or conversion of any Libor Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Libor Rate Loan, the Borrowers shall pay the Lender, upon the Lender’s request, such amount or amounts as may be necessary to compensate the Lender for any loss or expense sustained or incurred by the Lender in respect of such Libor Rate Loan as a result of such payment or conversion, including any interest or other amounts payable by the Lender to lenders of funds obtained by the Lender in order to make or maintain such Libor Rate Loan.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by the Lender to the Borrower Representative shall be presumed correct absent manifest error.

3.10                        Capital Adequacy.  In the event that the Lender shall have determined that (a) the introduction after the Closing Date of any law, treaty, rule or regulation or any change therein after the Closing Date, (b) any change after the Closing Date in the interpretation or administration of any law, treaty, rule or regulation by any central bank or other Governmental Body or (c) the compliance by the Lender or the Issuer with any guideline, request or directive from any central bank or other Governmental Body (whether or not having the force of law) after the Closing Date (for purposes of this Section 3.10, the term “Lender” shall include the Lender and any corporation or bank controlling the Lender and the office or branch where the Lender (as so defined) makes or maintains any Libor Rate Loans), has or would have the effect of reducing the rate of return on the Lender’s capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender’s policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then, from time to time, the Borrowers shall pay upon demand to the Lender such additional amount or amounts as will compensate the Lender for such reduction.  In determining such amount or amounts, the Lender may use any reasonable averaging or attribution methods.  The protection of this Section 3.10 shall be available to the Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.  For purposes of this Section 3.10, any rules or directives concerning capital adequacy promulgated by the Bank of International Settlements pursuant to the Dodd-Frank Act or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) under Basel III, and any rules, regulations, orders and directives adopted, promulgated or implemented in connection with any of the foregoing, regardless of the date adopted, issued, promulgated or implemented, are deemed to have been introduced and adopted after the Closing Date.  A certificate of the Lender setting forth such amount or amounts as shall be necessary to compensate the Lender with respect to this Section 3.10 when delivered to the Borrower Representative shall be presumed correct absent manifest error.  Notwithstanding the foregoing, the Borrowers shall not be required to compensate the Lender or Issuer pursuant to this Section for any costs incurred more than 180 days prior to the date on which the Lender notifies the Borrower Representative of such additional costs or other amounts of the nature described in this Section.

ARTICLE 4
COLLATERAL: GENERAL TERMS

4.1                               Security Interest in the Collateral.  To secure the prompt payment and performance of the Secured Obligations, each Loan Party hereby grants to the Lender, for its benefit, the benefit of the Issuer, and the benefit of each of their respective Affiliates, a continuing security interest in and a pledge of all of its Collateral.  Each Loan Party shall cause its financial statements to reflect such security interest.  Each Loan Party shall promptly provide the Lender with written notice of all commercial tort claims in excess of $25,000 and with respect to which a complaint shall have been filed, such notice to contain the case title together with the applicable court and a brief description of the claim(s).  Upon delivery of each such notice, such Loan Party shall be deemed to hereby grant to the Lender a security interest and lien in and to such commercial tort claims and all proceeds thereof.  In addition, to secure such prompt payment and performance of the Secured Obligations, each Loan Party shall also assign, pledge and grant to the Lender, for its benefit and for the benefit of the Issuer, a mortgage on its Owned Real Property, if any.

4.2                               Perfection of Security Interest.  Each Loan Party shall take all action that may be necessary or desirable, or that the Lender may request, so as at all times to maintain the validity, perfection, enforceability and priority of the Lender’s security interest in the Collateral or to enable the Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including (a) immediately discharging all Liens other than Permitted Encumbrances, (b) using commercially reasonable efforts to obtain such Waivers as the Lender may request, (c) delivering to the Lender, endorsed or accompanied by such instruments of assignment as the Lender may specify, and stamping or marking, in such manner as the Lender may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, (d) entering into lockbox and other custodial arrangements satisfactory to the Lender, and (e) executing and delivering control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to the Lender, relating to the creation, validity, perfection, maintenance or continuation of the Lender’s security interest in Collateral under the Uniform Commercial Code or other applicable law.  By its signature hereto, each Loan Party hereby authorizes the Lender to file against such Loan Party, one or more financing, continuation, or amendment statements pursuant to the Uniform Commercial Code to perfect Liens securing the Secured Obligations in form and substance satisfactory to the Lender.  All charges, expenses and fees the Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the Loan Account as a Revolving Loan of a Base Rate Loan and added to the Obligations, or, at the Lender’s option, shall be paid to the Lender immediately upon demand.

4.3                               Disposition of Collateral.  Each Loan Party will safeguard and protect all Collateral for the Lender’s general account and shall make no disposition thereof whether by sale, lease or otherwise except as may be otherwise permitted under this Agreement.

4.4                               Preservation of Collateral.  Following the occurrence and during the continuance of an Event of Default, in addition to the rights and remedies set forth in Section 11.1, the Lender may at any time take such steps as the Lender deems necessary to protect the Lender’s interest in and to preserve the Collateral, including (a) the hiring of such security guards or the placing of other security protection measures as the Lender may deem appropriate; (b) employing and maintaining at any of any Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect the Lender’s interests in the Collateral; (c) leasing warehouse facilities to which the Lender may move all or part of the Collateral; and (d) using any Loan Party’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral.  The Lender shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of any Loan Party’s Real Property.  Each Loan Party shall cooperate fully with all of the Lender’s efforts to preserve the Collateral as permitted in the foregoing sentence and will take such actions to preserve the Collateral as the Lender may direct.  The Lender is hereby authorized by the Loan Parties and the Issuer, from time to time in the Lender’s sole discretion, (a) after the occurrence of a Default or an Event of Default, or (b) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make Revolving Loans to the Borrowers which the Lender, in its sole discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (iii) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement.  All of the Lender’s expenses of preserving the Collateral in accordance with the foregoing, including any expenses relating to the bonding of a custodian, shall be charged to the Loan Account as a Revolving Loan of a Base Rate Loan and added to the Obligations.

4.5                               Ownership of Collateral.  With respect to the Collateral, at the time the Collateral becomes subject to the Lender’s security interest: (a) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to the Lender; and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Loan Party or delivered to the Lender in connection with this Agreement shall be true and correct in all material respects; (c) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; and (d) each Loan Party’s Inventory shall be located as set forth on Schedule 4.5 (as updated quarterly, if necessary) and shall not be removed from such location(s) without the prior written consent of the Lender except with respect to (i) the sale of Inventory in the ordinary course of business, (ii)  Inventory in transit from a supplier, vendor or a location identified on Schedule 4.5 to another location identified on Schedule 4.5, and (iii) Inventory used at special events in an amount not to exceed $50,000 at any time.

4.6                               Defense of the Lender’s Interests.  Until (a) payment and performance in full of all of the Secured Obligations and (b) termination of this Agreement, the Lender’s interests in the Collateral shall continue in full force and effect.  During such period no Loan Party shall, without the Lender’s prior written consent, pledge, sell (except Inventory in the ordinary course of business), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, and except for sales, assignments, and transfers expressly permitted elsewhere herein, including, without limitation, Permitted Asset Dispositions and dispositions of assets which are the subject of a Material Recovery Event, any part of the Collateral.  Each Loan Party shall defend the Lender’s interests in the Collateral against any and all Persons whatsoever.  At any time during the continuance of an Event of Default, the Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials.  If the Lender exercises such right to take possession of the Collateral, the Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to the Lender at a place reasonably convenient to the Lender.  In addition, with respect to all Collateral, the Lender and the Issuer shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law.  During the continuance of an Event of Default, each Loan Party shall, and the Lender may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which the Lender holds a security interest to deliver same to the Lender and/or subject to the Lender’s order and if they shall come into any Loan Party’s possession, they, and each of them, shall be held by such Loan Party in trust as the Lender’s trustee, and such Loan Party will immediately deliver them to the Lender in their original form together with any necessary endorsement.

4.7                               Books and Records.  Each Loan Party shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all Charges; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Accounts, advances and investments and all other proper accruals (including accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business.  All determinations pursuant to this Section 4.7 shall be made in all material respects in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by the Loan Parties.

4.8                               Financial Disclosure.  Each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Loan Party at any time and promptly after the request of the Lender to exhibit and deliver to the Lender copies of any Loan Party’s financial statements (if any exist at or prior to the date of such request), trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to the Lender any information such accountants may have concerning such Loan Party’s financial status and business operations; provided, however, prior to the occurrence of an Event of Default (a) the Lender shall simultaneously provide the Borrower Representative with a copy of any information requests delivered to such accountants and (b) the Borrower Representative shall have the right, but not the obligation, to be present at any meetings between such accountants and the Lender.  Upon the occurrence and during the continuance of an Event of Default, each Loan Party hereby authorizes all federal, state and municipal authorities to furnish to the Lender copies of reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise; however, the Lender will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such accountants or such authorities.

4.9                               Compliance with Laws.Except where any such failure would not reasonably be expected to result in a Material Adverse Effect each Loan Party shall be in compliance with all material laws, acts, rules, regulations and orders of any Governmental Body with jurisdiction over it or the Collateral or any part thereof or to the operation of such Loan Party’s business.  The Collateral at all times shall be maintained in accordance with the material requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

4.10                        Inspection of Premises; Appraisals.  At all times as the Lender deems necessary, the Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party’s business, upon reasonable advance notice (unless an Event of Default has occurred and is continuing). The Lender and its agents may enter upon any of each Loan Party’s premises at any time during business hours and at any other reasonable time, and from time to time as the Lender deems necessary or desirable, for the purpose of auditing, inspecting and appraising the Collateral and any and all records pertaining thereto and the operation of such Loan Party’s business, upon reasonable advance notice (unless an Event of Default has occurred and is continuing).  Subject to the foregoing notice requirement, the Lender shall have the right to conduct such audits, inspections and appraisals at such times as the Lender deems necessary, in each case, at the Borrowers’ expense.  Notwithstanding the foregoing or anything else contained herein to the contrary, the Borrowers shall be required to pay for no more than four collateral audits and one inventory appraisal per calendar year unless, in any case, an Event of Default occurs, in which case, such limitations shall not apply during the continuance of such Event of Default.

4.11                        Insurance.  Each Loan Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral.  At each Loan Party’s own cost and expense in amounts and with carriers acceptable to the Lender, each Loan Party shall (a) keep all its insurable properties and properties in which each Loan Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Loan Party’s including business interruption insurance; (b) maintain insurance in such amounts as is customary in the case of companies engaged in businesses similar to such Loan Party insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker’s compensation or similar insurance (or participate in applicable self insurance programs consistent with past practice) as may be required under the laws of any state or jurisdiction in which such Loan Party is engaged in business; and (e) furnish the Lender with (i) a status report with respect to the renewal of all such insurance no later than ten (10) days before the expiration date thereof, (ii) evidence of the maintenance of all such insurance by the renewal thereof no later than the expiration date thereof, and (iii) appropriate loss payable and additional insured endorsements in form and substance satisfactory to the Lender, naming the Lender as a co-insured and lender loss payee as its interests may appear but only with respect to all insurance coverage covering damage, loss or destruction of Collateral, and providing (A) that all proceeds thereunder covering a loss of or damage to Collateral shall be payable to the Lender, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to the Lender.  The Loan Parties shall provide copies of all such insurance policies (including the appropriate lender loss payee and additional insured endorsements) within sixty (60) days after the Lender’s request, however, only certificates of such insurance shall be required on the Closing Date.  In the event of any loss under any insurance covering Collateral, the carriers named in such insurance policies covering Collateral hereby are directed by the Lender and the applicable Loan Party to make payment for such loss to the Lender and not to such Loan Party and the Lender jointly.  If any insurance losses with respect to Collateral are paid by check, draft or other instrument payable to any Loan Party and the Lender jointly, the Lender may endorse such Loan Party’s name thereon and do such other things as the Lender may deem advisable to reduce the same to cash.  The Lender is hereby authorized to adjust and compromise claims under insurance coverage with respect to Collateral.  Within ten days after the occurrence of a Material Recovery Event, the Borrowers shall furnish to the Lender written notice thereof.  Within sixty (60) days after such Material Recovery Event, the Borrower shall notify the Lender of the Borrowers’ determination as to whether or not to replace, rebuild or restore the affected property (a “Material Recovery Determination Notice”).  If the Borrowers decide not to replace, rebuild or restore such property or if the Borrowers have not delivered the Material Recovery Determination Notice within sixty (60) days after such Material Recovery Event, then the proceeds of insurance paid in connection with such Material Recovery Event, when received, shall be applied to the Obligations, in such order as the Lender in its sole discretion shall determine.  Any surplus with respect to Collateral shall be paid by the Lender to the Loan Parties or applied as may be otherwise required by law.  Any deficiency thereon shall be paid by the Loan Parties to the Lender, on demand.  Any loss recoveries not relating to items of Collateral shall be payable directly to the Loan Parties and, if received by the Lender, the Lender shall promptly deliver same to the Loan Parties.  Notwithstanding anything in this Section 4.11 to the contrary, provided that no Event of Default has occurred and is continuing, if the Borrowers decide to replace, rebuild or restore such property, then any such replacement, rebuilding or restoration must be (a) commenced within six months of the date of the Material Recovery Event, and (b) substantially completed within twelve (12) months of such commencement date, with such casualty insurance proceeds and other net proceeds and other funds available to the Borrowers for replacement, rebuilding or restoration of such property.  Any amounts of such insurance proceeds not applied to the costs of replacement or restoration shall be applied to the Obligations, in such order as the Lender in its sole discretion shall determine.

4.12                        Failure to Pay Insurance.  If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, the Lender, if the Lender so elects, may obtain such insurance and pay the premium therefor on behalf of such Loan Party, and such premium shall be charged to the Loan Account as a Revolving Loan of a Base Rate Loan and added to the Obligations.  The Lender shall give notice to the Borrower Representative of any action it takes pursuant to this Section, provided that the failure to give such notice shall not limit the Lender’s rights hereunder.

4.13                        Payment of Taxes.  Each Loan Party will pay, when due, all material taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral including real and personal property taxes, assessments and Charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, except those taxes, assessments or Charges to the extent that any Loan Party has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax Lien is stayed and sufficient reserves are established to the reasonable satisfaction of the Lender to protect the Lender’s security interest in or Lien on the Collateral.  If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Loan Party and the Lender or the Issuer which the Lender or the Issuer may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in the Lender’s opinion, may possibly create a valid Lien on the Collateral, the Lender may without notice to the Loan Parties pay the taxes, assessments or other Charges and each Loan Party hereby indemnifies and holds the Lender and the Issuer harmless in respect thereof.  The Lender will not pay any taxes, assessments or Charges to the extent that any Loan Party has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of the Lender to protect the Lender’s security interest in or Lien on the Collateral.  The amount of any payment by the Lender under this Section 4.13 shall be charged to the Loan Account as a Revolving Loan of a Base Rate Loan and added to the Obligations.  If a payment made to a Lender or Issuer under this Agreement would not be subject (in whole or in part) to U.S. federal withholding tax imposed by FATCA if such Lender or Issuer were to comply with the applicable reporting or disclosure requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender and Issuer, as applicable, shall deliver to the Borrower Representative, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative, such documentation or certifications prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation or certifications reasonably requested by the Borrower Representative as may be necessary for the Borrowers to comply with their obligations to withhold or report under FATCA, to determine that such Lender and Issuer, as applicable has complied with such Lender’s and Issuer’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from such payment.

4.14                        Payment of Leasehold Obligations.  Each Loan Party shall at all times pay, when and as due, its rental obligations under (a) all material Real Property leases where no Inventory is stored or located and (b) all Real Property leases for any location at which Inventory is stored or located, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at the Lender’s reasonable request will provide evidence of having done so.

4.15                        Accounts.

(a)                                 Nature of Accounts.  Unless Borrower Representative shall provide Lender with notice to the contrary on the accounts receivable schedules, each of the Accounts shall be a bona fide and valid account representing a bona fide obligation incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor or services theretofore rendered by a Loan Party as of the date each Account is created.  Same shall be due and owing without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by the Loan Parties to the Lender.

(b)                                 Solvency of Account Debtors.  Each Account Debtor, to the Loan Parties’ knowledge except as set forth on any accounts receivable schedule, as of the date each Account is created, is and will be solvent and able to pay all Accounts on which the Account Debtor is obligated in full when due or with respect to such Account Debtor of any Loan Party who are not solvent such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover the uncollectible portion.

(c)                                  Locations of Loan Parties.  Each Loan Party’s state of organization and chief executive office are located at the addresses set forth on Schedule 4.15(c).  Until written notice is given to the Lender by the Borrower Representative of any other office at which any Loan Party keeps its records pertaining to Accounts, all such records shall be kept at such executive office.

(d)                                 Notification of Assignment of Accounts.  At any time following the occurrence and during the continuance of an Event of Default, the Lender shall have the right to send notice of the assignment of, and the Lender’s security interest in, the Accounts to any and all Account Debtors or any third party holding or otherwise concerned with any of the Collateral.  Thereafter, the Lender shall have the sole right to collect the Accounts, take possession of the Collateral, or both.  The Lender’s actual collection expenses, including stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to the Loan Account as a Revolving Loan of a Base Rate Loan and added to the Obligations.

(e)                                  Power of Lender to Act on Loan Parties’ Behalf.  The Lender shall have the right, at any time, to receive, endorse, assign and/or deliver in the name of the Lender or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Accounts, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.  Each Loan Party hereby constitutes the Lender or the Lender’s designee as such Loan Party’s attorney with power following the occurrence and during the continuance of an Event of Default to (i) endorse such Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) sign such Loan Party’s name on any invoice or bill of lading relating to any of the Accounts, drafts against Account Debtors, assignments and verifications of Accounts; (iii) send verifications of Accounts to any Account Debtor; (iv) demand payment of the Accounts; (v) enforce payment of the Accounts by legal proceedings or otherwise; (vi) exercise all of the Loan Parties’ rights and remedies with respect to the collection of the Accounts and any other Collateral; (vii) settle, adjust, compromise, extend or renew the Accounts; (viii) settle, adjust or compromise any legal proceedings brought to collect Accounts; (ix) prepare, file and sign such Loan Party’s name on a proof of claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign such Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; and (xi) to do all other acts and things necessary to carry out this Agreement.  Except to the extent of gross negligence or willful misconduct on the part of the Lender, as determined by a final judgment of a court of competent jurisdiction, all acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.  The Lender shall have the right at any time following the occurrence and during the continuance of an Event of Default, to change the address for delivery of mail addressed to any Loan Party to such address as the Lender may designate and to receive, open and dispose of all mail addressed to any Loan Party.

(f)                                   No Liability.  Except to the extent of gross negligence or willful misconduct on the part of the Lender, as determined by a final judgment of a court of competent jurisdiction neither the Issuer nor the Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof, or for any damage resulting therefrom.  Following the occurrence of an Event of Default, the Lender is authorized and empowered to accept the return of the goods represented by any of the Accounts, without notice to or consent by any Loan Party, all without discharging or in any way affecting any Loan Party’s liability hereunder.

(g)                                  Establishment of Lockboxes, Deposit Accounts.  The Borrowers shall maintain with the Lender a Lockbox and any deposit accounts required by the Lender, including the Cash Collateral Accounts.  Each such Lockbox shall be subject to the Master Agreement or a lockbox or deposit account agreement that is in form and substance satisfactory to the Lender.  The Borrowers shall notify all of their customers to forward collections of every kind due to the Borrowers to the Lockbox (such notices to be in form and substance satisfactory to the Lender).

(h)                                 Processing Collections; Cash Collateral Accounts.  All collections from Account Debtors of the Borrowers sent to the Lockbox shall be deposited on a daily basis directly into a Cash Collateral Account.  No Cash Collateral Account shall be subject to any deduction, set off, banker’s lien or any other right in favor of any Person.  All funds deposited into any Cash Collateral Account shall be the exclusive property of the Lender and shall be subject to the sole and exclusive control of the Lender and only to such signing authority designated from time to time by the Lender.  The Borrowers shall not have control over or any interest in such funds.

Any collections received by the Borrowers shall be deemed held by the Borrowers in trust and as fiduciary for the Lender.  The Borrowers agree not to commingle any such collections with any of Borrowers’ other funds or property, but to hold such funds separate and apart in trust and as fiduciary for the Lender until deposit is made into the applicable deposit account or the applicable Cash Collateral Account.  The Borrowers hereby agree to deposit on a daily basis such directly received collections into a Cash Collateral Account.

(i)                                     Adjustments.  During the continuance of an Event of Default, no Loan Party will, without the Lender’s consent, compromise or adjust any Account (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore (i) customary in the business or industry of the Borrowers, and (ii) done in the ordinary course of the Borrowers’ business.

(j)                                    Payment of Fees.  Each Loan Party shall pay to the Lender on demand all usual and customary fees and expenses which the Lender incurs in connection with (i) the forwarding of Advance proceeds and (ii) the establishment and maintenance of any accounts as provided for in this Section 4.15.  The Lender may, without making demand, charge all such fees and expenses to the Loan Account as a Revolving Loan of a Base Rate Loan and add them to the Obligations.

4.16                        Maintenance of Equipment.  Each Loan Party shall maintain its Equipment in good operating condition and repair in substantial accordance with industry standards (reasonable wear and tear and casualty excepted) and shall make all necessary replacements of and repairs thereto so that the value and operating efficiency of such Equipment shall be maintained and preserved.  No Loan Party shall use or operate the Equipment in material violation of any material law, statute, ordinance, code, rule or regulation.

4.17                        Exculpation of Liability.  Nothing herein contained shall be construed to constitute the Lender or the Issuer as any Loan Party’s agent for any purpose whatsoever, nor, except where Lender or Issuer shall have acted with gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction, shall the Issuer or the Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof.  Neither the Issuer nor the Lender, whether by anything herein or in any assignment or otherwise, assume any of any Loan Party’s obligations under any contract or agreement assigned to the Issuer or the Lender, and neither the Issuer nor the Lender shall be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

4.18                        Environmental Matters.

(a)                                 The Loan Parties shall ensure that the Owned Real Property remains in material compliance with all material Environmental Laws, and they shall not place or permit to be placed any Hazardous Substances on any Owned Real Property in material violation of any such law or as permitted by appropriate Governmental Bodies.

(b)                                 In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Owned Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Owned Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Owned Real Property or any Loan Party’s interest therein (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Owned Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the “Authority”), then the Loan Parties shall, within five (5) Business Days, give written notice of same to the Lender detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint.  Such information is to be provided to allow the Lender to protect its security interest in the Owed Real Property and the Collateral and is not intended to create nor shall it create any obligation upon the Lender with respect thereto.

(c)                                  The Loan Parties shall promptly forward to the Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Loan Party to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Loan Party and the Authority regarding such claims to the Lender until the claim is settled.  The Loan Parties shall promptly forward to the Lender copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Loan Party is required to file under any Environmental Laws.  Such information is to be provided solely to allow the Lender to protect the Lender’s security interest in the Real Property and the Collateral and is not intended to create nor shall it create any obligation upon the Lender with respect thereto.

4.19                        Financing Statements.  Except for (a) the financing statements filed by the Lender, and (b) those financing statements permitted to be filed hereunder and those filed in connection with Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

4.20                        Pledged Securities.

(a)                                 Schedule 5.3 sets forth, as of the Closing Date, a complete and accurate list of the ownership of the issued and outstanding Equity Interests of each Borrower and their respective Subsidiaries.  Each Loan Party represents and warrants that (i) all Pledged Securities owned by it with respect to any Material Subsidiary have been duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Lender representing any Pledged Securities, either such certificates are Securities as defined in Article 8 of the Uniform Commercial Code as a result of actions by the issuer or otherwise, or, if such certificates are not Securities as defined in Article 8 of the Uniform Commercial Code, such Loan Party has so informed the Lender so that the Lender may take steps to perfect its security interest therein as a General Intangible and each Loan Party covenants to not cause such certificates to become Securities as defined in Article 8 of the Uniform Commercial Code without the Lender’s prior written consent, and (iii) all such Pledged Securities held by a securities intermediary are covered by a control agreement among such Loan Party, the securities intermediary and the Lender pursuant to which the Lender has Control.

(b)                                 (i) None of the Pledged Securities has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) except as set forth on Schedule 5.3, there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Securities or which obligate the issuer of any Pledged Securities to issue additional Equity

Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any Governmental Body or any other Person is required for the pledge by such Loan Party of such Pledged Securities pursuant to this Agreement or for the exercise by the Lender of remedies in respect of the Pledged Securities, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c)                                  (i) Each Borrower hereby grants a security interest in and pledges and collateral assigns all of each Borrower’s rights and title to the Pledged Securities.  For the better protection of the Lender, the Borrowers shall execute appropriate transfer powers with respect to the Pledged Securities and, concurrently therewith, deposit the Pledged Securities and the aforesaid transfer powers with the Lender promptly upon Lender’s request. (ii) Each Borrower authorizes the Lender, at any time after the occurrence and during the continuance of an Event of Default, to transfer the Pledged Securities into the name of the Lender or the Lender’s nominee, but the Lender shall be under no duty to do so. Notwithstanding any provision or inference herein or elsewhere to the contrary, unless and until there shall have occurred an Event of Default (A) the Lender shall have no right to vote the Pledged Securities unless an Event of Default shall be continuing and the Lender shall have given the Borrower Representative five (5) days’ prior notice of its intention to vote such Pledged Securities, and (B) the Borrowers shall be entitled to receive and retain (free from the lien of the Lender once paid) all dividends and other distributions made with respect to the Pledged Securities during any period that an Event of Default was not continuing unless the payment of such dividends or distributions caused an Event of Default.  (iii) Except as otherwise provided herein, the Lender shall at all times have the rights and remedies of a secured party under the Uniform Commercial Code and Ohio law as in effect from time to time, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, the Notes or any other Loan Document, or otherwise provided in law or equity. Upon the occurrence and during the continuance of an Event of Default hereunder, the Lender, in its sole discretion, may sell, assign, transfer and deliver the Pledged Securities, at any time, or from time to time.  The Lender shall give the Borrower Representative no fewer than ten days prior notice of either the time and place of any public sale of the Pledged Securities or of the time after which any private sale or other intended disposition thereof is to be made.  At any such public sale, the Lender may purchase the Pledged Securities, or any part thereof, free from any right of redemption, all of which rights each Borrower hereby waives and releases. After deducting all expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, the Lender may apply the net proceeds of each such sale to or toward the payment of the Obligations, whether or not then due, in such order and by such division as the Lender in its sole discretion may deem advisable. Any excess, to the extent permitted by law, shall be paid to the Borrowers.

4.21                        Cash Management System.  The Borrowers shall establish and maintain, until the payment in full of the Obligations and the termination of the Commitment, the cash management systems described below:

(a)                                 Lockbox.  Immediately upon the Lender’s request, the Borrowers shall (i) establish a the Lockbox, which shall be governed by the Master Agreement, and, immediately thereafter, shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward all collections directly to the Lockbox (if the Borrowers neglect or refuse notify any Account Debtor to remit all such collections to the Lockbox, the Lender shall be entitled to make such notification), (ii) hold in trust for the Lender, all checks, cash and other items of payment received by the Borrowers, and (iii) not commingle any collections with any other funds or property of the Borrowers, but will hold such funds separate and apart in trust and as fiduciary for the Lender until deposit is made into a Cash Collateral Account.

(b)                                 Cash Collateral Accounts.  On or before the Closing Date, the Borrowers shall have established the Cash Collateral Accounts with the Lender.  Subject to Section 6.8, all collections from any source, including, without limitation, from the sales of Inventory, from Account Debtors, retail and golf store receipts, tax refunds, and any amounts sent to the Lockbox shall be deposited directly on a daily basis, and in any event no later than the first Business Day after the date of receipt thereof, into a Cash Collateral Account in the identical form in which such collections were made (except for any necessary endorsements) whether by cash or check.  All amounts deposited in a Cash Collateral Account from the Lockbox or any other source shall be under the sole and exclusive control of the Lender.  The Borrowers shall have no interest in or control over such funds.  The Cash Collateral Accounts shall not be subject to any deduction, set off, banker’s lien or any other right in favor of any Person other than the Lender.  Notwithstanding the forgoing or anything contained in this agreement to the contrary, the Borrowers shall be permitted to keep cash (i) at the golf course and in golf course deposit accounts in an amount not to exceed $100,000 at any time and (ii) at the Homestead, in the Homestead deposit accounts, and all other deposit accounts (excluding the golf course deposit account) in an aggregate amount not to exceed $150,000 at any time.

(c)                                  Operating Account.  The Borrower Representative shall maintain, in its name, an Operating Account with the Lender, into which the Lender shall, from time to time, deposit proceeds of the Revolving Loans made to the Borrowers for use by the Loan Parties in accordance with the provisions of this Agreement.  Unless otherwise agreed by the Lender and the Borrowers, any Revolving Loan requested by the Borrowers and made under this Agreement shall be deposited into the Operating Account.  The Borrowers shall not accumulate or maintain cash in the Operating Account or payroll or other such accounts, as of any date of determination, in excess of checks outstanding against the Controlled Disbursement Account (or Controlled Disbursement Accounts) and other deposit accounts approved by the Lender (such as medical benefit accounts, flexible spending accounts and automated clearing house accounts) as of that date, and amounts necessary to meet minimum balance requirements.

(d)                                 Controlled Disbursement Account.  The Loan Parties shall maintain, in the name of the Borrower Representative, a Controlled Disbursement Account with Lender.  The Borrowers may maintain more than one Controlled Disbursement Account.  The Borrowers shall base its requests for Revolving Loans on, among other things, the daily balance of the Controlled Disbursement Account (or Controlled Disbursement Accounts).  The Borrowers shall not, and shall not cause or permit any Loan Party, to maintain cash in any Controlled Disbursement Account, as of any date of determination, in excess of checks outstanding against such account as of that date, and amounts necessary to meet minimum balance requirements.

(e)                                  Lockbox and Security Accounts.  The Lockbox established pursuant to the Master Agreement and the Cash Collateral Accounts, the Operating Account and the Controlled Disbursement Accounts shall be security accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Obligations (collectively, the “Security Accounts”).

(f)                                   Costs of Collection.  All service charges and costs related to the establishment and maintenance of the Security Accounts shall be the sole responsibility of the Borrowers, whether the same are incurred by the Lender or one of the Loan Parties.  The Loan Parties hereby indemnify and hold the Lender harmless from and against any loss or damage with respect to any deposits made in the Security Accounts that are dishonored or returned for any reason.  If any deposits are dishonored or returned unpaid for any reason, the Lender, in its sole discretion, may charge the amount thereof against a Cash Collateral Account, or any other Security Account or Deposit Account of one or more of the Loan Parties.  The Lender shall not be liable for any loss or damage resulting from any error, omission, failure or negligence on the part of the Lender, except losses or damages resulting from the Lender’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(g)                                  Return of Funds.  Upon the payment in full of the Obligations (other than continuing indemnification obligations) and the termination of all the commitment hereunder, (i) the Lender’s security interests and other rights in funds in the Security Accounts shall terminate, (ii) all rights to such funds shall revert to the Loan Parties, as applicable, and (iii) Lender will, at the Borrowers’ expense, take such steps as the Borrower Representative may reasonably request to evidence the termination of such security interests and to effect the return to the Borrowers such funds.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants as follows:

5.1                               Authority.  Each Loan Party has the full power, authority and legal right to enter into this Agreement and the other Loan Documents to which it is a party and to perform all of its respective obligations hereunder and thereunder, as the case may be.  This Agreement and the other Loan Documents to which each Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.  The execution, delivery and performance of this Agreement and of the other Loan Documents by each Loan Party a party hereto or thereto has been approved by all necessary corporate action.

5.2                               Formation and Qualification; Subsidiaries.  Each Loan Party is duly incorporated or organized, as the case may be, and in good standing under the laws of the jurisdictions listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the jurisdictions listed on Schedule 5.2(a) (as updated quarterly, if necessary) which Borrower is qualified to do business and is in good standing in all jurisdictions in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect.  As of the Closing Date, the only Subsidiaries of each Loan Party are listed on Schedule 5.2(b).

5.3                               Officers, Directors, Shareholders, Capitalization.  The names and titles of all executive officers and directors of each Loan Party, as of the Closing Date, are set forth on Schedule 5.3.  Schedule 5.3 also sets forth for each Loan Party, as of the Closing Date, the names of such Loan Party’s shareholders and a description of such Person’s Equity Interest in such Loan Party (including, if applicable, a listing of the share certificates and the number of shares of capital stock held by such Person). There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests in any Loan Party or any Subsidiary thereof, except as set forth on Schedule 5.3.

5.4                               Governmental Approvals; No Conflicts.  The transactions contemplated by this Agreement (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Body, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any law applicable to any Loan Party or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents.

5.5                               Tax Returns.  Each Loan Party has filed all federal, state and material local tax returns and other reports such Loan Party is required by law to file and has paid all material taxes, assessments, fees and other governmental charges that are due and payable.  The provision for taxes on the books of each Loan Party is adequate for all years not closed by applicable statutes, and for its current fiscal year, except where such deficiency would not reasonably be expected to have a Material Adverse Effect, and no Loan Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.  As of the Closing Date, no tax Liens have been filed against the Borrowers and no claims are being asserted against them with respect to any taxes.

5.6                               Financial Statements.

(a)                                 The monthly projected statements of income, statements of cash flow, balance sheet and availability, for the twenty-four month period commencing January 1, 2012, of the Borrowers and their Subsidiaries prepared on a consolidated and consolidating basis and their projected balance sheets as of the Closing Date, all prepared in a form reasonably satisfactory to the Lender and copies of which were delivered to the Lender (the “Projections”), were prepared by a Financial Officer of the Borrower Representative, are based on underlying assumptions and estimates which provide a reasonable basis for the projections contained therein and reflect the Borrowers’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.

(b)                                 Each of (i) the audited consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries and such other Persons described therein as of December 31, 2010 and the draft of the audited consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries and such other Persons described therein as of December 31, 2011, and the related statements of income, changes in stockholders’ equity, and changes in cash flow for the period ended on such dates, accompanied (with respect to the 2010 financial statements) by reports thereon containing opinions without qualification by independent certified public accountants, as applicable, and (ii) the consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries and such other Persons described therein as of August 31, 2012, and the related statements of income, changes in stockholders’ equity, and changes in cash flow for the period ended on such date, prepared by a Financial Officer of the Borrower Representative, copies of which have been delivered to the Lender, have been prepared in accordance with GAAP, consistently applied and present fairly in all material respects the financial condition of the Borrowers and their Subsidiaries at such date and the results of their operations for such period (subject, in the case of interim financial statements, to notes and normal year-end audit adjustments). Since December 31, 2011, there has been no change in the financial condition of the Borrowers and their Subsidiaries taken as a whole as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, Equipment and Owned Real Property owned by the Borrowers and their Subsidiaries, except changes in the ordinary course of business and the sale of Building F to Fanatics, Inc., none of which individually or in the aggregate has had, or reasonably could be believed to cause in the future, a Material Adverse Effect.

5.7                               Corporate Name.  No Loan Party has been known by any other corporate name in the past five (5) years and does not sell Inventory under any other name, nor has any Loan Party been the surviving entity of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

5.8                               O.S.H.A. and Environmental Compliance.

(a)                                 Each Loan Party has duly complied in all material respects, with, and (i) its facilities, business, assets, property, and Equipment, and (ii) to its knowledge, its leaseholds are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; and, there have been no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

(b)                                 Each Loan Party has been issued all required material federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

(c)                                  (i)  There are no releases, spills, discharges, leaks or disposals (each, a “Release”) of Hazardous Substances at, upon, under or within any Owned Real Property; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Owned Real Property; (iii) to the knowledge of any Loan Party, the Owned Real Property has not ever been used as a treatment, storage or disposal facility of Hazardous Waste and (iv) no Hazardous Substances are present on the Owned Real Property that could reasonably be expected to have a Material Adverse Effect.

5.9                               Solvency; No Litigation, No Violation, ERISA.

(a)                                 After giving effect to the transactions contemplated by this Agreement, the Loan Parties will be solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities and (ii) subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis) will be in excess of the amount of their liabilities.

(b)                                 Except as disclosed in Schedule 5.9(b), no Loan Party has any pending or threatened litigation, arbitration, actions or proceedings which could reasonably be expected to have a Material Adverse Effect.

(c)                                  Except to the extent such would not reasonably be expected to have a Material Adverse Effect, no Loan Party is in violation of any applicable statute, regulation or ordinance, nor is any Loan Party in violation of any order of any court, Governmental Body or arbitration board or tribunal.

(d)                                 No Loan Party is a member of any Controlled Group nor does it maintain or contribute to any Plan or Multiemployer Plan.

5.10                        Patents, Trademarks, Copyrights and Licenses.  All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Loan Party and used or useful in a Loan Party’s business are set forth on Schedule 5.10 (as updated quarterly, if necessary), are valid and have been duly registered or filed with all appropriate Governmental Bodies and constitute all of the patents, trademarks, service marks, copyrights, design rights, tradenames, assumed names, trade secrets and licenses which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design right, tradename, trade secret or license and no Loan Party is aware of any grounds for any challenge, except as set forth in Schedule 5.10.  Each such item consists of original material or property developed by such Loan Party or was lawfully acquired by such Loan Party from the proper and lawful owner thereof.  Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.  With respect to all customized software licensed by any Loan Party, such Loan Party is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.10.

5.11                        Licenses and Permits.  Each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to comply with or procure such licenses or permits would reasonably be expected to have a Material Adverse Effect.

5.12                        Default of Indebtedness.  No Loan Party is in default in the payment of the principal of or interest on any Indebtedness in excess of $200,000 or under any instrument or agreement under or subject to which any such Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

5.13                        No Burdensome Restrictions; No Default.  No Loan Party is subject to any restriction or party to any contract or agreement, the compliance with or the performance of which could reasonably be expected to have a Material Adverse Effect.  No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.  No Loan Party is in default in the payment or performance of any of its material contractual obligations and no other material default has occurred thereunder.

5.14                        No Labor Disputes.  Except to the extent such would not reasonably be expected to result in a Material Adverse Effect, no Loan Party is involved in any labor dispute and there are no strikes or walkouts or union organization of any of the Loan Party’s employees threatened or in existence and no labor contract is scheduled to expire during the term of this Agreement.

5.15                        Margin Regulations.  No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.  No part of the proceeds of any Advance or the Term Loan will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16                        Investment Company Act.  No Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.17                        Disclosure.  No representation or warranty made by any Loan Party in this Agreement or in any financial statement, report relied on by the Lender in connection with the Borrowing Base or the calculation of the financial covenants, or certificate furnished in connection herewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading.  There is no fact known to any Loan Party or which reasonably should be known to such Loan Party which such Loan Party has not disclosed to the Lender in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect.

5.18                        Hedging Contracts.  No Loan Party is a party to, nor will it be a party to, any Hedging Contract unless same provides that damages upon termination following an event of default thereunder are payable on a “two-way basis” without regard to fault on the part of either party.

5.19                        Material Business Agreements.  All Material Business Agreements to which any Loan Party is a party or is bound are listed on Schedule 5.19 (as updated quarterly, if necessary).  No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Business Agreement to which it is a party.

5.20                        Application of Certain Laws and Regulations.  No Loan Party nor any Affiliate of any Loan Party is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

5.21                        Anti-Terrorism Laws.

(a)                                 No Loan Party nor any Affiliate of any Loan Party, is in violation in any material respect of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)                                 No Loan Party, nor any Affiliate of any Loan Party or their respective agents acting or benefiting in any capacity in connection with the Advances, the Term Loan or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i)                                     a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii)                                  a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii)                               a Person with which the Lender or the Issuer is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)                              a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v)                                 a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi)                              a Person who is affiliated or associated with a Person listed above.

No Loan Party or, to the knowledge of any Loan Party, any of its agents acting or benefiting in any capacity in connection with the Advances, the Term Loan or other transactions hereunder, (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

ARTICLE 6
AFFIRMATIVE COVENANTS

Each Loan Party shall until payment in full of the Obligations and termination of this Agreement:

6.1                               Conduct of Business and Maintenance of Existence and Assets.

(a)                           Conduct continuously and operate actively its business according to good business practices;

(b)                           keep in full force and effect its existence, except that The Longaberger Company may dissolve its Inactive Subsidiaries existing on the Closing Date, or let their charters expire; provided that, in each case, the Borrower Representative shall give the Lender notice of any such event within 30 days after its occurrence; and

(c)                            make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof, except to the extent such failure would not reasonably be expected to have a Material Adverse Effect.

6.2                               Violations.  Immediately notify the Lender in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Loan Party or the Collateral which could reasonably be expected to have a Material Adverse Effect.

6.3                               Financial Covenants.

(a)                                 Fixed Charge Coverage Ratio.  Maintain a Fixed Charge Coverage Ratio (for the Loan Parties on a consolidated basis) of not less than (a) 0.90 to 1.00 calculated as of the last day of the fiscal quarter ending on March 31, 2013 for the period equal to two (2) consecutive fiscal quarters then ending, (b) 1.00 to 1.00 calculated as of the last day of the fiscal quarter ending on June 30, 2013 for the period equal to three (3) consecutive fiscal quarters then ending, and (c) 1.10 to 1.00 calculated as of the last day of the fiscal quarter ending on September 30, 2013 for the period equal to four (4) consecutive fiscal quarters then ending, and as of the last day of each fiscal quarter thereafter for the period equal to the four (4) consecutive fiscal quarters then ending.

(b)                                 Minimum EBITDA.  Achieve EBITDA for the fiscal quarter of the Borrowers ending December 31, 2012 of not less than $3,100,000.

(c)                                  Maximum Distribution Relocation Expenses.  Not make or incur Distribution Relocation Expenses in excess of $1,500,000, a detail of which shall be reported to the Lender on a monthly basis by the last day of each month (for the period ending on the last day of the immediately preceding month).

6.4                               Execution of Supplemental Instruments.  Execute and deliver, and will cause each Subsidiary to execute and deliver, or cause to be executed and delivered, to the Lender such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions), which may be required by law or which the Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created, all at the expense of the Loan Parties.

6.5                               Payment of Indebtedness.  Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature , and, in each case, in excess of $200,000, unless such amounts are being contested in good faith.

6.6                               Standards of Financial Statements.  Cause all financial statements referred to in Sections 9.5, 9.6 and 9.8 to be complete and correct in all material respects (subject, in the case of interim financial statements, to notes and normal year-end audit adjustments) and to be prepared in reasonable detail.

6.7                               Taxes. Pay, and cause each Subsidiary thereof to pay, when due, all income taxes, assessments and other Charges.  If any tax, assessment or other Charge by any Governmental Body creates a Lien on the Collateral which the Lender, in the exercise of its sole judgment, determines is currently enforceable and neither inchoate nor stayed, the Lender may without notice to the Loan Parties pay the taxes, assessments or other Charges.  Any such payments shall be charged to the Loan Account as a Revolving Loan of a Base Rate Loan and added to the Obligations, or, at the Lender’s option, shall be paid to the Lender immediately upon demand.

6.8                               Deposit Accounts.    Not maintain any deposit, investment, brokerage and any other account with any financial institution other than the Lender, unless such account is set forth on Schedule 6.8; provided that the Loan Parties shall have closed and moved each deposit account at The Private Bank to the Lender on or before sixty (60) days after the Closing Date.  Following the Closing Date, no Loan Party shall open a deposit, investment, brokerage and other account with any financial institution other than the Lender unless it has received the prior written consent of the Lender.  The Borrowers shall cause the funds received in the foregoing referenced accounts to be transferred to a Cash Collateral Account designated by the Lender (a) no less than twice per calendar week and (b) at any time that the aggregate amount of all amounts in such accounts exceeds $200,000.  If (x) Availability is less $1,500,000 for 5 consecutive days, (y) Availability is less than $1,500,000 for 10 days in any 30-day period, or (z) an Event of Default occurs, the Lender shall have the right to require, upon giving written notice to the Borrower Representative, the Borrowers to deliver to the Lender fully-executed deposit account control agreements for each account set forth on Schedule 6.8 and any other account opened after the Closing Date.  Upon receipt of such notice, the Borrowers shall have 30 days to obtain such deposit account.

ARTICLE 7
NEGATIVE COVENANTS

No Loan Party shall until satisfaction in full of the Obligations and termination of this Agreement:

7.1                               Merger, Consolidation, Acquisition and Sale of Assets.

(a)                                 Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it, except, upon not less than five (5) Business Days prior written notice to the Lender, any Subsidiary of the Borrower Representative may merge with or into the Borrower Representative, if the Borrower Representative shall be the continuing or surviving entity.

(b)                                 Sell, pledge, lease, transfer or otherwise dispose of any of its properties or assets, except (i) for Permitted Asset Dispositions, (ii) sales or other dispositions of Real Property not constituting Owned Real Property, and (iii) in the ordinary course of its business.

7.2                               Creation of Liens.  Create, assign, transfer or suffer to exist any Lien upon or against any of its Collateral, except Permitted Encumbrances.

7.3                               Guarantees.  Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to the Lender or the Issuer) except (a) the endorsement of checks in the ordinary course of business and (b) guarantees made by a Loan Party with respect to the Obligations of another Loan Party.

7.4                               Investments.  Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) investments existing on the Closing Date and set forth on Schedule 7.4, (b) obligations issued or guaranteed by the United States of America or any agency thereof, (c) commercial paper with maturities of not more than one hundred eighty (180) days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (d) certificates of time deposit and bankers’ acceptances having maturities of not more than one hundred eighty (180) days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (e) U.S. money market funds (i) rated AAA by Standard & Poors, Inc. or with an equivalent rating from Moody’s Investors Service, Inc., or (ii) that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, or (f) investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss.

7.5                               Loans.  Make advances, loans or extensions of credit to any Person (other than another Loan Party), including any Subsidiary or Affiliate, except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, and (b) advances to officers, directors and employees consistent with past practice in an aggregate amount not to exceed $200,000 at any time, for travel, entertainment, relocation and analogous ordinary business purposes.

7.6                               Capital Expenditures; Relocation Expenses.  Make or incur any Capital Expenditure or commitments for Capital Expenditures (including capitalized leases) in any fiscal year in an aggregate amount for the Loan Parties on a consolidated basis in excess of $2,000,000.

7.7                               Dividends and Distributions.(a)                  Declare, pay or make any dividend on any shares of the common stock or preferred stock or other Equity Interest, as the case may be, of any Loan Party (other than dividends or distributions payable in stock or other Equity Interest, as the case may be, or split-ups, or reclassifications of its stock), or apply or otherwise distribute any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock or other Equity Interest, as the case may be, or of any options to purchase or acquire any such shares of common or preferred stock or other Equity Interest, as the case may be, of any Loan Party except:

(i)                                     distributions may be made by any Loan Party which has elected to be taxed as a partnership or in accordance with Subchapter S of the Code and any comparable state tax laws applicable to its respective shareholders or as a partnership for federal income tax purposes, in an amount necessary for the payment of the federal and state income tax obligations on account of the attribution of each such Loan Party’s income to its shareholders or members, as the case may be, by reason of such Loan Party being a Subchapter S corporation or a partnership for federal income tax purposes, in each case determined by reference to the shareholder or member, as the case may be, who has the highest combined marginal rate for income tax purposes so long as a notice of termination with regard to this Agreement shall not be outstanding; and

(ii)                                  dividends and distributions consisting of up to 50% of the net proceeds of any Permitted Asset Sale (the “Permitted Distribution”) may be made by the Borrowers (in addition to those permitted by subsection (ii) above) so long as (A) the Tem Loan has been indefeasibly paid in full, (B) no Default or Event of Default exists or would result after giving effect to Permitted Distribution, (C) a notice of termination with regard to this Agreement shall not be outstanding, (D) the Borrowers shall have Availability of at least $6,000,000 after giving effect to the Permitted Distribution, (E) the Fixed Charge Coverage Ratio calculated in accordance with Section 6.3(a) shall equal or exceeds 1.50 to 1.00 as of the fiscal quarter ending immediately prior to the Permitted Distribution after giving effect to the Permitted Distribution as if the Permitted Distribution had been made during such prior fiscal period; (F) no more than 30% of the Permitted Distribution shall be made in any fiscal quarter and the entire Permitted Dividend shall be made within 1 year from the date of the consummation of the related Permitted Asset Sale.

(b) enter into or issue, as applicable, any subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests of any Loan Party.

7.8                               Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness except in respect of:

(a)                                 Indebtedness existing on the Closing Date and set forth on Schedule 7.8 (including any extensions, renewals or refinancings thereof);

(b)                                 Indebtedness to the Lender and the Issuer under or pursuant to the Loan Documents;

(c)                                  Indebtedness incurred for Capital Expenditures permitted under Section 7.6;

(d)                                 Indebtedness as permitted under Sections 7.3 and 7.11;

(e)                                  Indebtedness arising from Hedging Contracts;

(f)                                   Indebtedness (i) which is unsecured, (ii) which is incurred in the ordinary course of business, (iii) which is not otherwise prohibited under any provision of this Agreement, and (iv) for which the incurrence of which would not have a Material Adverse Effect; provided, however, that the amount of such Indebtedness permitted under this Section 7.8(e)  shall not exceed $75,000 in the aggregate at any one time outstanding; and

(g)                                  Indebtedness which represents an extension, refinancing, or renewal (such Indebtedness being referred to herein as the “Refinancing Indebtedness”) of any of the Indebtedness described in clauses (a) through (f) hereof (such Indebtedness being so extended, refinanced or renewed being referred to herein as the “Refinanced Indebtedness”); provided that, (i) such Refinancing Indebtedness does not increase the principal amount or interest rate of the Refinanced Indebtedness, (ii) any Liens securing such Refinanced Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Refinanced Indebtedness is required to become obligated with respect to such Refinancing Indebtedness, (iv) such Refinancing Indebtedness does not result in a shortening of the average weighted maturity of such Refinanced Indebtedness, (v) the terms of such Refinancing Indebtedness are not less favorable to the obligor thereunder than the original terms of such Refinanced Indebtedness and (iv) if such Refinanced Indebtedness was subordinated in right of payment to the Obligations, then the terms and conditions of such Refinancing Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender as those that were applicable to such Refinanced Indebtedness;

7.9                               Nature of Business.  Substantially change the nature of the business in which it is currently engaged, nor, except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business, as presently conducted.

7.10                        Transactions with Affiliates.  Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except (i) as otherwise permitted hereunder, (ii) compensation and director’s fees consistent with past practice and not in excess of $20,000 per director in the aggregate in any calendar year, and (iii) transactions in the ordinary course of business, on an arm’s length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

7.11                        Leases.  Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $750,000 in any one fiscal year in the aggregate for all Loan Parties.

7.12                        Subsidiaries; Partnerships.

(a)                                 Form any Domestic Subsidiary unless (with respect to any such Domestic Subsidiary formed following the Closing Date, (i) such Subsidiary expressly becomes a Borrower and becomes jointly and severally liable for the obligations of the Borrowers hereunder, under the Notes and under any other agreement between any Borrower and the Lender, (ii) such Borrower pledges 100% of the Equity Interest of such Subsidiary to the Lender, (iii) the Lender shall have received all documents, including organizational documents and legal opinions it may reasonably require in connection therewith and (iv) such Subsidiary grants first priority perfected Liens in its assets to the Lender; provided, however, to the extent such Subsidiary becomes a Borrower, none of such assets which become Collateral shall be included in the Borrowing Base in accordance with the terms of this Agreement until such time as the Lender makes such determination in is sole reasonable discretion;

(b)                                 Form any Foreign Subsidiary unless the Borrower which is the parent entity of such Subsidiary pledges (with respect to any such Foreign Subsidiary formed following the Closing Date), in accordance with Section 4.20, the applicable percentage the Equity Interest of such Subsidiary to the Lender, so that such percentage of such Subsidiary’s Equity Interest becomes Pledged Securities; or

(c)                                  Enter into any partnership, joint venture or similar agreement.

7.13                        Management Fees.  Pay any management, advisory or other related fees to any Person, except that, so long as no Event of Default has occurred, the Borrowers may pay management fees to Richmont Holdings, Inc. in an aggregate amount, not to exceed $1,800,000 in any calendar year.

7.14                        Fiscal Year and Accounting Changes.  Change its fiscal year from a calendar year or make any material change (a) in accounting treatment and reporting practices except as required by GAAP or (b) in tax reporting treatment except as required or permitted by law.

7.15                        Pledge of Credit.  Now or hereafter pledge the Lender’s credit on any purchase or for any purpose whatsoever other than in connection with Letters of Credit provided by Issuer hereunder.

7.16                        Amendment of Charter Documents.  Amend, modify or waive any material term or provision of its Charter Documents.

7.17                        ERISA.  Become part of a Controlled Group or create, maintain or become obligated to contribute to any Plan or Multiemployer Plan.

7.18                        Prepayment of Indebtedness.  At any time, directly or indirectly, prepay any Indebtedness (other than to the Lender or the Issuer) or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party.

7.19                        Modification of Material Business Agreements.  Amend, waive or otherwise modify in any material respect the terms of any Material Business Agreement without the prior written consent of the Lender.

7.20                        Anti-Terrorism Laws.  At any time, (a) directly or through its Affiliates and agents, conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person; (b) directly or through its Affiliates and agents, deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; (c) directly or through its Affiliates and agents, engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law or (d) fail to deliver to the Lender or the Issuer any certification or other evidence requested from time to time by any Lender or the Issuer in its sole judgment, confirming each Loan Party’s compliance with this Section 7.20.

ARTICLE 8
CONDITIONS PRECEDENT

8.1                               Conditions to Initial Loans.  The agreement of the Lender and the Issuer, as the case may be, to make the initial Loans and other Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by the Lender and the Issuer, immediately prior to or concurrently with the making of such Loans and other Advances, of the following conditions precedent, unless waived by the Lender:

(a)                                 Loan Documents.  The Lender shall have received duly executed (i) Loan Documents and (ii) original stock certificates of each Subsidiary along with duly executed stock powers, if any, all in form and substance satisfactory to the Lender;

(b)                                 Real Estate.  The Lender shall have received:

(i)                                     with respect to each parcel of Owned Real Property other than the non-collateral property listed on Schedule 1.2(a)(ii), the Permitted Sale Assets, the Mortgaged Manufacturing Park and the Mortgaged Golf Course: a Mortgage, an Environmental Indemnity Agreement and evidence to the Lender’s satisfaction in its sole discretion that no portion of such Real Property is located in a flood zone, or, if such Real Property is determined by the Lender to be in a flood zone, a flood notification form signed by the applicable Borrowers and evidence that flood insurance is in place for the building and contents, all in form and substance satisfactory to the Lender; and

(ii)                                  with respect to the Mortgaged Manufacturing Park and the Mortgaged Golf Course:

(A)                               a Mortgage;

(B)                               an Environmental Indemnity Agreement;

(C)                               a loan policy of title insurance acceptable to the Lender issued to the Lender by a title company acceptable to the Lender in an amount acceptable to the Lender insuring the Mortgage to be a valid, first-priority lien in the Owned Real Property, free and clear of all defects and encumbrances except such matters of recorded as accepted by the Lender in its sole discretion and shown as permitted encumbrances in Exhibit B to the Mortgage, with such endorsements and affirmative insurance as the Lender may require;

(D)                               an ALTA survey prepared by a surveyor acceptable to the Lender (or prior survey acceptable to the Lender);

(E)                                a Phase I environmental assessment prepared by a certified and licensed environmental engineering firm acceptable to the Lender and indicating that there are no “recognized environmental conditions” at the Owned Real Property, except as the Lender may consent to and acknowledge in writing;

(F)                                 an appraisal prepared by an appraiser acceptable to the Lender (or prior appraisal acceptable to the Lender);

(G)                               evidence to the Lender’s satisfaction in its sole discretion that no portion of such Real Property is located in a flood zone, or, if the Owned Real Property is determined by the Lender to be in a flood zone, a flood notification form signed by the applicable Borrowers and evidence that flood insurance is in place for the building and contents, all in form and substance satisfactory to the Lender;

(H)                              evidence satisfactory to the Lender of compliance with all building and zoning codes applicable to such Real Property or a title endorsement satisfactory to the Lender covering such compliance; and

(I)                                   such other information, documentation, and certifications as may be reasonably required by the Lender (including but not limited to any lien subordination agreements that subordinate the liens of any existing mortgages or leases and local counsel opinions);

(c)                                  Collateral and Security.  All Collateral items required to be physically delivered to the Lender under the Loan Documents shall have been so delivered, accompanied by any appropriate instruments of transfer (or arrangements satisfactory to the Lender for such delivery shall be in place), and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments and incurrence of the Obligations and the delivery of the Loan Documents shall have been paid in full;

(d)                                 Lien Searches.  The Lender shall have received accurate and complete copies of any Lien, pending suit, title and other public record searches required by the Lender;

(e)                                  Filings, Registrations and Recordings.  Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create, in favor of the Lender, a perfected security interest in or Lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and all actions necessary to perfect and protect the Liens of the Lender shall have been taken;

(f)                                   Corporate Proceedings of the Loan Parties.  The Lender shall have received a copy of the resolutions in form and substance reasonably satisfactory to the Lender, of the Board of Directors, Managers or Members, as the case may be, of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement, the Notes, and any related agreements, and (ii) the granting by such Loan Party of the security interests in and Liens upon the Collateral, in each case, certified by an Authorized Officer of such Loan Party as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(g)                                  Incumbency Certificates of the Loan Parties.  The Lender shall have received a certificate of the Secretary of each Loan Party, dated the Closing Date, as to the incumbency and signature of the Authorized Officers of each Loan Party executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary;

(h)                                 Charter Documents.  The Lender shall have received copies of the Charter Documents of each Loan Party, together with all amendments thereto, certified by the Secretary of State or other appropriate official of such entity’s jurisdiction of formation, incorporation or organization, as the case may be (with respect to the formation documents), and by an Authorized Officer of such Loan Party (with respect to the governance documents);

(i)                                     Good Standing.  The Lender shall have received copies of good standing certificates, or similar certifications, as applicable, for the Loan Parties dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such entity’s jurisdiction of incorporation or organization, as the case may be, and each jurisdiction where the Loan Parties are qualified to do business;

(j)                                    Legal Opinion.  The Lender shall have received the executed legal opinion of Calfee Halter & Griswold LLP, in form and substance satisfactory to the Lender, which shall cover such matters incident to the transactions contemplated by this Agreement, and the other Loan Documents as the Lender may reasonably require and the Loan Parties hereby authorize and direct such counsel to deliver such opinion to the Lender and the Issuer;

(k)                                 No Litigation.  (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers, directors or managers of any Loan Party, (A) in connection with the Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of the Lender, is deemed material or (B) which could, in the reasonable opinion of the Lender, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the transactions contemplated by the Loan Documents shall have been issued by any Governmental Body;

(l)                                     Collateral Examination; Trade References.  The Lender shall have (i) completed a Collateral examination, received an equipment appraisal and a reliance letter with respect to an inventory appraisal dated June 15, 2012, all of which shall be satisfactory in form and substance to the Lender and the Issuer, (ii) satisfied that Borrowers have implemented recommendations in third party reviews and appraisals, (iii) reviewed all books and records in connection with the Collateral, and (iv) reviewed various trade references with respect to the Loan Parties, in form and substance satisfactory to the Lender;

(m)                             Fees.  The Lender shall have received all fees payable to the Lender and the Issuer on or prior to the Closing Date;

(n)                                 Financial Statements; Projections.  The Lender shall have received (i) audited consolidated financial statements of the Loan Parties for the fiscal year ending December 31, 2010 and a draft of the audited consolidated financial statements of the Loan Parties for the fiscal year ending December 31, 2011, (ii) unaudited interim consolidated financial statements of the Loan Parties for the month ending on August 31, 2012, and such financial statements shall not in the reasonable judgment of the Lender, reflect any material adverse change in the consolidated financial condition of any Loan Party.  The Lender shall have received a copy of the Projections described in Section 5.6, which shall be satisfactory in all respects to the Lender;

(o)                                 Insurance.  The Lender shall have received, in form and substance satisfactory to the Lender, evidence that each Loan Party has the insurance required by Section 4.11, listing the Lender as lender loss payee, additional insured and mortgagee, as applicable;

(p)                                 Payment Instructions.  The Lender shall have received written instructions from the Borrower Representative directing the application of proceeds of the initial Loans and other Advances made pursuant to this Agreement;

(q)                                 Collection Accounts and Cash Management Systems.  The Borrowers shall have delivered to the Lender and, as the case may be, established to the extent required by the Lender (i) the cash management system and executed the Master Agreement, in form and substance satisfactory to Lender, and (ii) the Cash Collateral Accounts, Operating Account, Lockbox arrangement, and any other required accounts with the Lender for the collection or servicing of the Accounts and proceeds of the Collateral and evidence satisfactory to the Lender that the Borrowers have directed all Account Debtors to remit payments to the Lockbox, in each case satisfactory to the Lender.

(r)                                    Customer List.  The Borrowers shall have delivered to the Lender a complete list of all Accounts owing from sales associates and other vendors with outstanding balances on the Closing Date, including but not limited to the name, address and contact information of each such Account Debtor, in form and detail satisfactory to Lender.

(s)                                   Advertising Permission Letter.  The Borrowers shall have delivered to Lender an advertising permission letter, authorizing the Lender to publicize the transaction and specifically to use the name of the Loan Parties in connection with “tombstone” advertisements in one or more publications selected by the Lender.

(t)                                    Consents.  The Lender shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by the Loan Documents; and, such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as the Lender and its counsel shall deem necessary;

(u)                                 No Adverse Material Change.  (i) since December 31, 2011, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect; understanding that the write-down prior to the Closing Date of Real Property held for sale is not a Material Adverse Effect, and (ii) no representations made or information supplied to the Lender shall have been proven to be inaccurate or misleading in any material respect;

(v)                                 Contract Review.  The Lender and its counsel shall have reviewed all Material Business Agreements and such agreements shall be satisfactory in all respects to the Lender and its counsel;

(w)                               Asset Sales.  The Lender shall have received evidence that the Borrowers (i) received at least $8,000,000 (after taking into account transaction fees and expenses) in connection with the sale of the distribution center (Building F) and applied (or will apply on the Closing Date) such proceeds to the payoff of senior-secured Indebtedness existing prior to the Closing Date, (ii) sold fixed assets (in addition to the distribution center) between August 1, 2012 and the Closing Date, which such closing statements and other evidence of sale shall include the net sale proceeds, and (iii) a detailed breakdown and documentation of the costs and expenses to be paid in connection with the relocation from Building F to Building B;

(x)                                 Existing Indebtedness.  The Lender shall have received (i) a payoff letter, in form and substance satisfactory to the Lender, pursuant to which any existing Indebtedness that is to be paid by initial Loans hereunder will be paid in full, and (ii)  evidence satisfactory to the Lender that all necessary termination statements, satisfaction documents and any other applicable releases in connection with any existing Indebtedness and all other Liens with respect to the Loan Parties that are not Permitted Encumbrances have been filed or arrangements satisfactory to the Lender have been made for such filing;

(y)                                 Borrowing Base; Undrawn Availability.  The Lender shall have received an executed Borrowing Base Certificate from the Borrower Representative demonstrating that the Borrowing Base is sufficient in value and amount to support the Advances in the amount requested by the Borrower Representative on the Closing Date.  After giving effect to the initial Advances hereunder, (i) the Maximum Borrowing Amount, minus (ii) the sum of (A) the Revolving Exposure plus (B) all amounts due and owing to the Borrowers’ trade creditors which are outstanding sixty (60) days or more beyond the due date (without duplication with respect to any such amount deducted from the Borrowing Base), plus (C) fees and expenses for which the Borrowers are liable but which have not been paid equals at least $2,500,000.

(z)                                  Legal and Capital Structure.  The Lender shall have reviewed and shall be satisfied with the legal and capital structure of the Borrowers after the consummation of the transactions contemplated herein; and

(aa)                          Other.  All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lender and its counsel.

8.2                               Conditions to Each Advance.  The agreement of the Lender and the Issuer to make any Advance requested to be made on any date (including the initial Loans and Advances), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a)                                 Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to any Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date.

(b)                                 No Default.  No Event of Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that, the Lender, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default and that any Advances so made shall not be deemed a waiver of any such Event of Default.

(c)                                  Maximum Advances.  In the case of any Advances requested to be made, after giving effect thereto, the aggregate Revolving Exposure shall not exceed the Maximum Borrowing Amount.

Each request for an Advance by the Borrower Representative hereunder shall constitute a representation and warranty by the Borrowers as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

8.3                               Post Closing Items.

Except as otherwise provided herein, the Lender and the Issuer shall not be required to make any new Advance hereunder if:

(a)                                 Audited 2011 Financial Statements.  Within twenty (20) days of the Closing Date (unless a longer period is agreed to by Lender in writing), the Lender has not received the final audited consolidated financial statements of the Loan Parties for the fiscal year ending December 31, 2011; and

(b)                                 Mortgages — Permitted Sale Assets.  On or before December 1, 2012, unless any such property has been sold, the Lender has not received a fully executed Mortgage and Environmental Indemnity Agreement with respect to each parcel of Real Property listed on Schedule 1.2(a)(i).

(c)                                  Lien Releases.  As soon as possible, but in any event within ten (10) Business Days, the Borrower Representative shall deliver to the Lender and its counsel, recorded copies of all Lien releases and terminations required to be filed on the Closing Date.

ARTICLE 9
INFORMATION AS TO THE LOAN PARTIES

Each Borrower shall, on behalf of itself and the other Loan Parties, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1                               Disclosure of Material Matters.  Immediately upon learning thereof, report to the Lender all matters materially affecting the value, enforceability or collectability of any portion of the Collateral including any Lien or claim asserted against the Collateral, any loss, damage or destruction of any material portion of the Collateral, and any Loan Party’s reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or material claims or material disputes asserted by any Account Debtor or other obligor.

9.2                               Collateral Reporting and Information.

(a)                                 Borrowing Base.  The Borrowers shall deliver to the Lender, as frequently as the Lender may request, but no less frequently than by 5:00 P.M. (Eastern time) on each Wednesday of each calendar week (or the next Business Day if such Wednesday is not a Business Day), a Borrowing Base Certificate (for the period ending on Friday of the week prior to the date such Borrowing Base Certificate is submitted) prepared and certified by a Financial Officer of the Borrower Representative.  Such Borrowing Base Certificate shall be updated for all activity (including the recalculation of ineligibles) of the Borrowers from the date of the immediately preceding Borrowing Base Certificate to the date of such Borrowing Base Certificate.  The amount of Eligible Inventory and the determination as to which accounts receivable constitute Eligible Accounts Receivable, Eligible ACH Accounts and Eligible Credit Card Accounts to be included on each Borrowing Base Certificate shall, absent a request from the Lender that such amounts be calculated more frequently, be the amount that is calculated and updated weekly.  The Borrowers shall also deliver to Lender, within twenty-five (25) days after the end of each calendar month, a Borrowing Base Certificate for the calendar month just ended reconciled to the financial statements delivered pursuant to Section 9.6 for such month, prepared by a Financial Officer of the Borrower Representative.

(b)                                 Accounts Receivable Aging Report.  The Borrowers shall deliver to the Lender an accounts receivable aging report with respect to non-sales consultant Accounts, in form and substance satisfactory to Lender and signed by a Financial Officer of the Borrower Representative, (i) concurrently with the delivery of the weekly Borrowing Base Certificates referenced in subsection (a) above, aged by the original invoice date of accounts receivable of the Borrowers, prepared as of the last day of the preceding month, reconciled to the month-end balance sheet and month-end Borrowing Base Certificate, together with the calculation of the current month-end Eligible Accounts Receivable of the Borrowers, (ii) upon the Lender’s request, an aging by original invoice date of all existing accounts receivable, specifying the names, current value and dates of invoices for each Account Debtor, and (iii) that includes any other information the Lender shall reasonably request with respect to such accounts receivable and its evaluation of such reports.

(c)                                  Cash Report.  The Borrowers shall deliver to the Lender a pending ACH schedule and a pending credit card schedule, each in form and substance satisfactory to Lender, concurrently with the delivery of the weekly Borrowing Base Certificates referenced in subsection (a) above.

(d)                                 Inventory Report.  The Borrowers shall deliver to the Lender a summary of Inventory, in form and substance satisfactory to Lender and signed by a Financial Officer of the Borrower Representative, concurrently with the delivery of the weekly Borrowing Base Certificates reference in subsection (a) above, and accompanied by an Inventory certification, in form and substance reasonably acceptable to Lender and including a calculation of the Eligible Inventory of the Borrowers (the calculation of Eligible Inventory reflecting the then most recent week-end balance).  The Borrowers shall deliver to the Lender, after the end of each month,

Inventory records, in such detail as Lender shall deem reasonably necessary to determine the level of Eligible Inventory.  The values shown on the Inventory reports shall be at the lower of cost or market value, determined using first in first out (FIFO) accounting in accordance with GAAP.  The Borrowers shall provide such other reports with respect to the Inventory of the Borrowers as Lender may reasonably request from time to time.

(e)                                  In-Transit Inventory Report.  The Borrowers shall deliver to the Lender a summary of Inventory that is in-transit, in form and substance satisfactory to Lender and signed by a Financial Officer of the Borrower Representative, concurrently with the delivery of the weekly Borrowing Base Certificates reference in subsection (a) above, and accompanied by an Inventory certification, in form and substance reasonably acceptable to Lender and including a calculation of the value at cost (the calculation reflecting the then most recent week-end balance).  The Borrowers shall deliver to the Lender, after the end of each month, Inventory records, in such detail as Lender shall deem reasonably necessary to determine the level of Inventory that is in-transit that constitutes Eligible Inventory.  The values shown on the in-transit Inventory reports shall be at the lower of cost or market value, determined using first in first out (FIFO) accounting in accordance with GAAP.  The Borrowers shall provide such other reports with respect to the Inventory of the Borrowers that is in-transit as Lender may reasonably request from time to time.

(f)                                   Accounts Payable Aging Report.  The Borrowers shall deliver to the Lender, concurrently with the delivery of the monthly Borrowing Base Certificate referenced in subsection (a) above, in form and detail satisfactory to Lender, an aging summary of the accounts payable of the Borrowers, dated as of the last day of the preceding month.

(g)                                  Equipment Report.  The Borrowers shall deliver to the Lender, as frequently as the Lender may request, an itemized schedule describing the kind, type, quality, quantity and book value of the Equipment of the Borrowers.

(h)                                 Customer List.  The Borrowers shall deliver to the Lender an updated customer list, concurrently with the delivery of any field audit report and upon request by any field examiner of the Lender, that sets forth all Accounts owing from sales associates and other vendors with outstanding balances, including but not limited to the name, address and contact information of each such Account Debtor, in form and detail satisfactory to the Lender.

(i)                                     Locations of Collateral.  The Borrowers shall deliver to the Lender, within thirty (30) days after the end of each fiscal year of the Borrower Representative, a replacement Schedule 4.5 that sets forth each location (including third party locations) where any Loan Party conducts business or maintains any Accounts, Inventory or Equipment, in form and substance satisfactory to the Lender.

(j)                                    Financial Information of the Loan Parties.  The Borrowers shall deliver to the Lender, within ten days of the written request of the Lender, such other information about the financial condition, properties and operations of any Loan Party as the Lender may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to the Lender and certified by a Financial Officer of the Borrower Representative.

(k)                                 Delivery Through Approved Electronic Communication System.  Unless otherwise required by the Lender, the Borrowers shall have the option of delivering all documents and other information required to be provided to the Lender pursuant to Section 9.2(a) (Borrowing Base Certificate), Section 9.2(b) (Accounts Receivable Aging Report), Section 9.2(c) (Inventory Report), Section 9.2(d) (In-Transit Inventory Report), Section 9.2(e) (Accounts

Payable Aging Report), and Section 9.2(g) (Equipment Report), through the Approved Electronic Communication System.

9.3                               Litigation.  Immediately notify the Lender in writing of any litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

9.4                               Material Occurrences.  Immediately notify the Lender in writing upon the occurrence of (a) any Event of Default or Default; (b) any default under any Material Business Agreement; (c) any event, development or circumstance whereby any financial statements or other reports furnished to the Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of the Loan Parties on a consolidated or consolidating basis as of the date of such statements; (d) each and every default by any Loan Party which would reasonably be expected to result in the acceleration of the maturity of any Indebtedness with a balance in excess of $200,000, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness ; and (e) any other development in the business or affairs of any Loan Party which could reasonably be expected to have a Material Adverse Effect; in each case, to the extent permitted by applicable law, describing the nature thereof and the action the Loan Parties propose to take with respect thereto.

9.5                               Annual Financial Statements.  Furnish the Lender within one hundred and twenty (120) days after the end of each fiscal year of the Loan Parties, audited financial statements of the Loan Parties on a consolidated and consolidating basis including statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by the Loan Parties and, if such firm is other than Borrower’s current accounting firm, such firm shall be reasonably satisfactory to the Lender.  In addition, the reports shall be accompanied by a Compliance Certificate and a copy of any management report, letter or similar writing that may have been furnished to the Borrowers by the independent public accountants in respect of the systems, operations, financial condition or properties of the Loan Parties.

9.6                               Monthly Financial Statements.  Furnish the Lender prior to the end of the immediately succeeding fiscal month of each fiscal month, an unaudited balance sheet of the Loan Parties on a consolidated and consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of the Loan Parties on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of the Loan Parties and lack of footnotes, and setting forth in each case in comparative form the figures from the projected annual operation budget delivered pursuant to Section 9.8 covering the current fiscal year.  The reports shall be accompanied by a copy of any management report, letter or similar writing that may have been furnished to the Borrowers by the independent public accountants in respect of the systems, operations, financial condition or properties of the Loan Parties.  In addition, the reports delivered under this Section 9.6 shall be accompanied by a Compliance Certificate.

9.7                               Additional Information.  Furnish the Lender with such additional information as the Lender shall reasonably request in order to enable the Lender to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by the Loan Parties including, without the necessity of any request by the Lender, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Loan Party’s opening of any new place of business, closing of any existing place of business or a change in its legal name, and (c) immediately upon any Loan Party’s learning thereof, notice of any material labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party is a party or by which any Loan Party is bound.

9.8                               Projected Operating Budget, Availability Forecast.  Furnish the Lender no later than forty-five (45) days after the beginning of each fiscal year of the Loan Parties, commencing with fiscal year 2013 and each fiscal year thereafter during the term of this Agreement, a month by month projected operating budget and cash flows of the Loan Parties on a consolidated and consolidating basis for such fiscal year (including an income statement and statement of cash flows for each calendar month, and a balance sheet and availability projection as at the end of each calendar month), such projections to be accompanied by a certificate signed by a Financial Officer of the Borrower Representative to the effect that such projections and forecasts have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reasonable basis to question the reasonableness of any material assumptions on which such projections and forecasts were prepared.

9.9                               Notice of Suits, Adverse Events.  Furnish the Lender with immediate notice of (a) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party’s business, (b) any refusal by any Governmental Body or any other Person to renew or extend any such Consent, (c) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person, if such reports indicate any material adverse change in the business, operations, affairs or condition of any Loan Party, or if copies thereof are requested by the Lender and/or the Issuer, and (d) copies of any material notices and other communications from any Governmental Body which specifically relate to any Loan Party.

ARTICLE 10
EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1                        Payment of Secured Obligations.  Failure by any Borrower to pay any principal or interest on the Secured Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for in any Loan Document;

10.2                        Misrepresentations.  Any representation or warranty made or deemed made by any Loan Party in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith, as the case may be, shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

10.3                        Failure to Furnish Information.  Failure by any Loan Party to (a) furnish financial information required to be provided hereunder when due, (b) furnish any additional financial information requested by the Lender within ten (10) days after such information is requested, or (c) permit the inspection of its books or records;

10.4                        Liens Against Assets.  Issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Loan Party’s property which is not stayed or lifted within thirty (30) days;

10.5                        Breach of Covenants.  (a) Failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition, covenant contained in any Loan Document (other than those in Sections 4.7, 4.9, 4.14, 4.15, 4.17, 4.19, 4.20, 4.21, 6.1, 6.2, 6.5, 6.6., 6.7 or 6.8 hereof) or contained in any other agreement or arrangement, now or hereafter entered into, between any Loan Party and Lender; or (b) failure or neglect of any Loan Party to perform, keep or observe any other term, provision, condition, covenant contained in Sections 4.7, 4.9, 4.14, 4.15, 4.17, 4.19, 4.20, 6.1, 6.2, 6.5, 6.6, 6.7 or 6.8 hereof and such failure shall continue for fifteen (15) days from the occurrence of such failure or neglect;

10.6                        Judgment.  Any judgment or judgments are rendered or judgment liens filed against any Loan Party for an aggregate amount in excess of $100,000 (to the extent not covered by independent third party insurance) which within thirty (30) days of such rendering or filing is not either appealed, satisfied, stayed, discharged of record or bonded;

10.7                        Insolvency and Related Proceedings.  Any Loan Party shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) make a general assignment for the benefit of creditors, (c) admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business, (d) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law providing for the relief of debtors, (g) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (h) take any action for the purpose of effecting any of the foregoing;

10.8                        Material Adverse Effect.  Any change in any Loan Party’s condition or affairs (financial or otherwise) which in the Lender’s reasonable opinion has or would reasonably be expected to have a Material Adverse Effect;

10.9                        Loss of Priority Lien.  Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest, subject to Permitted Encumbrances;

10.10                 Breach of Material Business Agreements.  A default of the obligations of any Loan Party under any Material Business Agreement to which it is a party shall occur which would be expected to have a Material Adverse Effect, adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable cure period;

10.11                 Cross Default; Cross Acceleration.  Any Loan Party shall (a) default in any payment of principal of or interest on any Indebtedness in excess of $100,000  beyond any period of grace with respect to such payment or (b) default in the observance of any other covenant, term or condition contained in any agreement or instrument pursuant to which such Indebtedness is created, secured or evidenced, if the effect of such default is to permit the acceleration of any such Indebtedness (whether or not such right shall have been waived);

10.12                 Change of Control.  Any Change of Control shall occur;

10.13                 Invalidity of Loan Documents.  Any material provision of any Loan Document shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall so claim in writing to the Lender;

10.14                 Loss of Material Intellectual Property.  (a) Any Governmental Body shall (i) revoke, terminate, suspend or adversely modify any material license, permit, patent, trademark or tradename of any Loan Party that is used or useful in such Loan Party’s business, or (ii) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (iii) schedule or conduct a hearing on the renewal of any material license, permit, trademark, tradename or patent necessary for the continuation of any Loan Party’s business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such material license, permit, trademark, tradename or patent; (b) any agreement which is necessary or material to the operation of any Loan Party’s business shall be revoked or terminated and not replaced by a substitute acceptable to the Lender within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

10.15                 Destruction of Collateral.  Any portion of the Collateral shall be seized or taken by a Governmental Body, or any Loan Party or the title and rights of any Loan Party shall have become the subject matter of litigation which might, in the reasonable opinion of the Lender and taking into account proceeds received in connection therewith, upon final determination, result in material impairment or loss of the security provided by any Loan Document;

10.16                 Business Interruption.  The operations of any Loan Party are interrupted at any time for more than seven (7) consecutive days, which interruption would reasonably be expected to have a Material Adverse Effect; or

10.17                 Guarantor Repudiation.  Any applicable guaranty of the Secured Obligations shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of such guaranty, or any guarantor of the Secured Obligations shall fail to comply with any of the terms or provisions of the guaranty to which it is a party, or any such guarantor shall deny that it has any further liability under the guaranty to which it is a party, or shall give notice to such effect.

ARTICLE 11
LENDER’S RIGHTS AND REMEDIES AFTER DEFAULT

11.1                        Rights and Remedies.  Upon the occurrence of an Event of Default pursuant to Section 10.7, all Secured Obligations shall be immediately due and payable and this Agreement and the obligation of the Lender and the Issuer to make Advances and maintain Loans shall be deemed terminated; and upon the occurrence and during the continuance of any other Event of Default and at any time thereafter (such default not having previously been cured), at the option of the Lender, all Secured Obligations shall be immediately due and payable and the Lender and the Issuer shall have the right to terminate this Agreement and to terminate the obligation of the Lender and the Issuer to make Advances and maintain Loans.  Upon the occurrence and during the continuance of of any Event of Default, the Lender shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take, to the extent permitted by applicable law, possession of and sell any or all of the Collateral with or without judicial process.  The Lender may enter any of any Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and the Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as the Lender may deem advisable and the Lender may require the Loan Parties to make the Collateral available to the Lender at a convenient place.  With or without having the Collateral at the time or place of sale, the Lender may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as the Lender may elect.  Except as to that part of the Collateral which is Perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give the Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to the Loan Parties at least ten (10) days prior to such sale or sales is reasonable notification.  Each Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale.  At any public sale the Lender or the Issuer may bid for and become the purchaser, and the Lender, the Issuer or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Loan Party.  In connection with the exercise of the foregoing remedies, the Lender is granted permission to use all of each Loan Party’s trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (y) Inventory for the purpose of disposing of such Inventory and (z) Equipment for the purpose of completing the manufacture of unfinished goods.  The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys’ fees and expenses incurred by the Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Secured Obligations and any fees payable under this Agreement; and, third, to the principal of the Secured Obligations.  If any deficiency shall arise, the Loan Parties shall remain liable to the Lender and the Issuer therefor. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, (x) an Event of Default shall continue until such time as the Lender waives such Event of Default in writing and (y) the Lender shall be under no duty to waive or forbear from exercising its rights in respect of any Event of Default.

11.2                        Lender Discretion.  The Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies the Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of the Lender’s or the Issuer’s rights hereunder.

11.3                        Setoff.  In addition to any other rights which the Lender or the Issuer may have under applicable law, upon the occurrence and during the occurrence of an Event of Default hereunder, the Lender and the Issuer, including any branch, Subsidiary or Affiliate of the Lender or the Issuer, shall have a right to apply any Loan Party’s property held by the Lender or the Issuer, such branch, Subsidiary or Affiliate to reduce the Secured Obligations.  The Lender shall give notice to the Borrower Representative of any action it takes pursuant to this Section, provided that the failure to give such notice shall not limit the Lender’s rights hereunder.

11.4                        Rights and Remedies not Exclusive.  The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5                        Appointment of Receiver.During the continuance of an Event of Default, the Lender shall be entitled to the immediate appointment of a receiver for all or any part of the Collateral, whether such receivership is incidental to a proposed sale of the Collateral, pursuant to the Uniform Commercial Code or otherwise.  Each Loan Party hereby consents to the appointment of such a receiver without notice or bond, to the full extent permitted by applicable statute or law; and waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by the Lender, but nothing herein is to be construed to deprive the Lender of any other right, remedy or privilege the Lender may have under law to have a receiver appointed, provided, however, that, the appointment of such receiver shall not impair or in any manner prejudice the rights of the Lender to receive any payments provided for herein.  Such receivership shall, at the option of the Lender, continue until full payment of all of the Secured Obligations.

ARTICLE 12
WAIVERS AND JUDICIAL PROCEEDINGS

12.1                        Waiver of Notice.  Each Loan Party hereby waives notice of non-payment of any of the Accounts, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, Notice of Loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2                        Delay.  No delay or omission on the Lender’s or the Issuer’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

12.3                        Jury Waiver.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY LOAN DOCUMENT, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY LOAN DOCUMENT, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

ARTICLE 13
EFFECTIVE DATE AND TERMINATION

13.1                        Term.  This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, the Lender and the Issuer, shall become effective on the date hereof and shall continue in full force and effect until the Facility Termination Date unless sooner terminated as herein provided.  Without limiting Section 11.1, (a) the Aggregate Commitment shall expire on the Facility Termination Date and (b) all unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date. The Borrowers may terminate this Agreement with ten (10) days prior written notice thereof to the Lender, upon (a) the payment in full of all outstanding loans, together with accrued and unpaid interest thereon, (b) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Lender of a cash deposit as required by Section 2.9(c), (c) the payment in full of the early termination fee set forth in the following sentence (the “Prepayment Fee”), (d) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon, and (e) the payment in full of any amount due under Section 2.11.  If this Agreement is terminated at any time prior to the Facility Termination Date, whether pursuant to this Section 13.1 or pursuant to Section 11.1, the Borrowers shall pay to the Lender a Prepayment Fee determined in accordance with the following table:

Period during which early termination occurs	Prepayment Fee
On or prior to the first anniversary of the Closing Date	3% of the Average Aggregate Commitment
After the first anniversary of the Closing Date and prior to the Facility Termination Date	1.5% of the Average Aggregate Commitment

No such Prepayment Fee shall be payable in the event (x) this Agreement is terminated in connection with refinancing of the Obligations in a transaction in which the Lender or one of its Affiliates that is a banking institution provides or arranges a replacement bank credit facility for the Borrowers or (y) the Lender assigns the Aggregate Commitment to another Person.

13.2                        Termination.  The termination of this Agreement shall not affect any Loan Party’s, the Lender’s or the Issuer’s rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated.  The security interests, Liens and rights granted to the Lender and the Issuer hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the Loan Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Loan Party have been paid or performed in full after the termination of this Agreement or each Loan Party has furnished the Lender and the Issuer with an indemnification satisfactory to the Lender and the Issuer with respect thereto.  Accordingly, each Loan Party waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and the Lender shall not be required to send such termination statements to each Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds.  All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.  Without limitation, all indemnification obligations contained herein shall survive the termination hereof and payment in full of the Obligations.

ARTICLE 14
THE BORROWER REPRESENTATIVE

14.1                        Appointment; Nature of Relationship.  The Borrower Representative is hereby appointed by each of the Borrowers as its contractual representative hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties set forth herein and in the other Loan Documents.  The Borrower Representative agrees to act as such contractual representative.  Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in its Operating Account, at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower, provided that, in the case of a Revolving Loan, such amount shall not exceed such Borrower’s Borrowing Base availability.  The Lender and its respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Article 14.

14.2                        Joint and Several Obligations.  All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to the Lender or the Issuer to any Borrower, failure of the Lender or the Issuer to give any Borrower notice of borrowing or any other notice, any failure of the Lender or the Issuer to pursue or preserve its rights against any Borrower, the release by the Lender or the Issuer of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by the Lender or the Issuer to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof.  Each Borrower waives all suretyship defenses.  Without limiting the generality of the foregoing, each of the Borrowers hereby acknowledges and agrees that any and all actions, inactions or omissions by any one or more, or all, of the Borrowers in connection with, related to or otherwise affecting this Agreement or any of the other Loan Documents are the obligations of, and inure to and are binding upon, each and all of the Borrowers, jointly and severally.  Each covenant, agreement, obligation, representation and warranty of the Borrowers contained herein constitutes the joint and several undertaking of each Borrower.  Each Borrower acknowledges that the obligations of such Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of the other Borrowers and, in full recognition of that fact, each Borrower consents and agrees that the Lender may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any Borrower, and without affecting the enforceability or continuing effectiveness hereof as to such Borrower:  (a) supplement, restate, modify, amend, increase, decrease, extend, renew or otherwise change the time for payment or the terms of this Agreement or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, this Agreement or any part thereof, or any of the Loan Documents, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept partial payments; (d) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as the Lender, in its sole and absolute discretion may determine; (e) release any Person from any personal liability with respect to this Agreement or any part thereof; (f) settle, release on terms satisfactory to the Lender or by operation of applicable law or otherwise liquidate or enforce any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; or (g) consent to the merger, change or any other restructuring or termination of the corporate or partnership existence of any Borrower, or any other Person, and correspondingly restructure the obligations evidenced hereby, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the obligations evidenced hereby.  Each Borrower states and acknowledges that:  (w) pursuant to this Agreement, the Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible as if they were merged into a single corporate entity and that this Agreement reflects the establishment of credit facilities which would not otherwise be available to such Borrower if each Borrower were not jointly and severally liable for payment of the obligations; (x) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (y) it is both a condition precedent to the obligations of the Lender hereunder and a desire of the Borrowers that each Borrower execute and deliver to the Lender this Agreement; and (z) the Borrowers have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.  Each Borrower agrees if such Borrower’s joint and several liability hereunder, or if any Liens securing such joint and several liability, would, but for the application of this Section 14.2, be unenforceable under applicable law, such joint and several liability and each such Lien shall be valid and enforceable to the maximum extent that would not cause such joint and several liability or such Lien to be unenforceable under applicable law, and such joint and several liability and such Lien shall be deemed to have been automatically amended accordingly at all relevant times.  To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans or Advances made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and, be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s “Allocable Amount” (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the

Borrowers.  As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (A) rendering such Borrower “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (B) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the United States Bankruptcy Code, Section 4 of the UFTA, or (C) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the United States Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

14.3                        Notices.  Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default or Event of Default.  Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

14.4                        Execution of Loan Documents; Borrowing Base Certificate.  The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Lender the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Borrowing Base Certificates and the Compliance Certificates.  Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

14.5                        Waivers.  Each Borrower expressly waives (a) until such time as all of the Obligations shall have been paid in full, any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including, any property which is Collateral for the Secured Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations and (b) any defense it may otherwise have to the payment and performance of the Obligations based on any contention that its liability hereunder and under the Loan Documents is limited and not joint and several.  Each Borrower acknowledges and agrees that the foregoing waivers serve as a material inducement to the agreement of the Lender and the Issuer to make the Advances and other Loans, and that the Lender and the Issuer are relying on each specific waiver and all such waivers in entering into this Agreement.  The undertakings of each Borrower hereunder secure the Secured Obligations of itself and the other Borrowers.

ARTICLE 15
MISCELLANEOUS

15.1                        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.  Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of Ohio, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to the Borrower Representative at its address set forth in Section 15.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Lender’s and/or the Issuer’s option, by service upon the Borrower Representative which each Loan Party irrevocably appoints as such Loan Party’s agent for the purpose of accepting service within the State of Ohio.  Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Lender or the Issuer to bring proceedings against any Loan Party in the courts of any other jurisdiction.  Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Any judicial proceeding by any Loan Party against the Lender or the Issuer involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Cuyahoga, State of Ohio.

15.2                        Entire Understanding; Amendments.  This Agreement and the other Loan Documents contain the entire understanding between each Loan Party, the Lender and the Issuer and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.  Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Loan Party’s, the Lender’s and the Issuer’s respective officers.  Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.  Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of the Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

15.3                        Transfers and Assignments.

(a)                                 The Loan Parties.  The Loan Parties may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Lender.

(b)                                 Transfers and Assignments by the Lender.  The Lender shall have the right to (i) assign its rights and obligations under this Agreement and the other Loan Documents; provided that each such assignment shall be in a minimum of $5,000,000 and absent the continuation of an Event of Default, the Borrower representative shall have the right to consent to each such assignment, which consent shall not be unreasonably withheld, delayed or conditioned; and (ii) participate with other financial institutions in Loans or in making Revolving Loans available to the Borrowers; all of the rights, privileges, remedies and options given to the Lender hereunder shall inure to the benefit of the Lender’s successor’s and assigns; and all the terms, conditions, promises, covenants, provisions and warranties of this Agreement and the other Loan Documents shall inure to the benefit of and shall bind the representatives, successors and assigns of the Lender.

(c)                                  Transfers and Assignments by the Issuer. The Issuer shall have the right to assign its rights and obligations under this Agreement and, in any way, in its sole discretion to participate with other financial institutions in issuing Letters of Credit; all of the rights, privileges, remedies and options given to the Issuer hereunder shall inure to the benefit of the Issuer’s successor’s and assigns; and all the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of and shall bind the representatives, successors and assigns of the Issuer.

(d)                                 Maintenance of Register.  The Lender, acting solely for this purpose as an agent of the Borrowers, shall maintain at its office in Cleveland, Ohio, a copy of each a register for the recordation of the names and addresses of each party to a transfer under this Section 15.3, and the commitments to make Advances and other Loans hereunder of, and principal amounts of the Loans owing to, the Lender and such other Persons pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Loan Parties, the Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, the Lender or any such Person, at any reasonable time and from time to time upon reasonable prior notice.

(e)                                  Pledge of Interests.  The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

(f)                                   Notes.  The Borrowers shall execute and deliver: (i) to the Lender, the transferor and the transferee, any consent or release (of all or a portion of the obligations of the transferor) to be delivered in connection with each assignment or other transfer under this Section 15.3, (ii) if the Lender’s entire interest in its commitments to make Advances and other Loans hereunder and all of its Advances and other Loans have been transferred to the transferee, an appropriate replacement note against return of the Notes (marked “replaced”) held by the transferor and (iii) if only a portion of the Lender’s interest in its commitments to make Advances and other Loans hereunder and such Advances and other Loans have been transferred, replacement notes to each of the transferor and the transferee against return of the original such Notes of the transferor (each marked “replaced”) held by the transferor; provided, that, simultaneously with the Borrowers’ delivery of new Notes pursuant to this Section 15.3(f), the transferor Lender will deliver to the Borrowers any note being replaced in whole or in part, and each such note delivered by the Lender shall be conspicuously marked “replaced” when so delivered.

15.4                        Application of Payments.  The Lender shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations in such order as the Lender determines in its sole discretion.  To the extent that any Loan Party makes a payment or the Lender or the Issuer receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by the Lender or the Issuer.

15.5                        Indemnity.  Each Loan Party shall indemnify the Lender, the Issuer and each of their respective officers, directors, attorneys, representatives, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Lender or the Issuer in any litigation, proceeding or investigation with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, the Loan Documents, whether or not the Lender or the Issuer is a party thereto; provided that the Loan Parties shall not be obligated to indemnify any such parties for any such liabilities to the extent they were imposed on, incurred by or asserted against the Lender or the Issuer by any Loan Party if such liability was caused by the gross negligence or willful misconduct of the Lender or the Issuer as determined by a final judgment of a court of competent jurisdiction.

15.6                        Notice.  Any notice or request hereunder may be given to the Borrower Representative or any Loan Party or to the Lender or the Issuer at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section.  Any notice, request, demand, direction or other communication (for purposes of this Section 15.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission).  Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 15.6 or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 15.6.  Any notice provided to the Borrower Representative shall be deemed to have been given to each other Loan Party.  Any Notice shall be effective:

(a)                                 In the case of hand-delivery, when delivered;

(b)                                 If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c)                                  In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(d)                                 In the case of electronic transmission, when actually received;

(e)                                  If given by any other means (including by overnight courier), when actually received; and

(f)                                   When the Lender gives a Notice to the Borrower Representative or any Loan Party, the Lender shall concurrently send a copy thereof to the Issuer.  When the Issuer gives a Notice to the Borrower Representative or any Loan Party, the Issuer shall concurrently send a copy thereof to the Lender.

(i)                                     If to the Lender at:                                         KeyBank National Association

MC #OH-01-27-1300

127 Public Square

Cleveland, Ohio 44114

Attention: KeyBank Business Capital

Telephone: (216) 689-4370

Facsimile: (216) 689-8470

Email: Nadine_Eames@Keybank.com

With a copy to:                                                            James E. Stief, Esq.

McDonald Hopkins LLC

600 Superior Avenue East

Suite 2100

Cleveland, Ohio 44114

Telephone:  (216) 348-5400

Facsimile:  (216) 348-5474

Email:  jstief@mcdonaldhopkins.com

(ii)                                  If to the Borrower

Representative at:                                             The Longaberger Company

1500 E. Main Street

Newark, Ohio 43055

Attention: Tamala L. Longaberger

Telephone:  (740) 322-7777

Telecopier:  (740) 322-5209

Email: tami.longaberger@longaberger.com

With a copy to:                                                            Thomas A. Cicarella, Esq.

Calfee, Halter & Griswold LLP

The Calfee Building

1405 East Sixth Street

Cleveland, Ohio 44114

Telephone:  (216) 622-8378

Telecopier:  (216) 241-0816

Email:  tcicarella@calfee.com

15.7                        Survival.  The obligations of the Loan Parties under Sections 2.9, 2.11, 3.7, 3.8, 3.9 and 15.5 shall survive termination of the Loan Documents and payment in full of the Obligations.

15.8                        Severability.  If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

15.9                        Expenses.  All costs, expenses, including reasonable attorneys’ fees (including the allocated costs of in house counsel), and disbursements incurred by the Lender on its behalf or on behalf of the Issuer (a) in all efforts made to enforce payment of any Secured Obligation or effect collection of any Collateral, (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, (c) in instituting, maintaining, preserving, enforcing and foreclosing on the Lender’s security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, (d) in defending or prosecuting any actions or proceedings arising out of or relating to the Lender’s or the Issuer’s transactions with any Loan Party, or (e) in connection with any advice given to the Lender or the Issuer with respect to its rights and obligations under this Agreement and all related agreements, may be charged to the Loan Account as a Revolving Loan of a Base Rate Loan and added to the Obligations.  Expenses being reimbursed by the Borrowers under this Section include costs and expenses incurred in connection with:  (u) appraisals and insurance reviews; (v) field examinations and the preparation of reports based on the fees charged by a third party retained by the Lender or the internally allocated fees for each Person employed by the Lender with respect to each field examination; (w) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Lender; (x) taxes, fees and other charges for (i) lien and title searches and title insurance and (ii) recording any mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Lender’s Liens; (y) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and (z) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

15.10                 Injunctive Relief.  Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Lender and/or the Issuer; therefore, the Lender, if the Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

15.11                 Consequential Damages.  Neither the Lender, nor the Issuer, nor any agent or attorney for any of them, shall be liable to any Loan Party for any special, incidental, consequential or punitive damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

15.12                 Counterparts; Electronic Signatures.  This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or email transmission shall be deemed to be an original signature hereto.

15.13                 Construction.  The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

15.14                 Confidentiality; Sharing Information.

(a)                                 The Lender, the Issuer and each transferee of the Lender or the Issuer pursuant to Section 15.3 (a “Transferee”) shall hold all non-public information obtained by the Lender, the Issuer or such Transferee in accordance with the Lender’s, the Issuer’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, the Lender, the Issuer and such Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to the Lender, the Issuer and such Transferee and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process.

(b)                                 Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by the Lender, the Issuer or by one or more Subsidiaries or Affiliates of the Lender or the Issuer and each Loan Party hereby authorizes the Lender and the Issuer to share any information delivered to the Lender or the Issuer by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of the Lender or the Issuer to enter into this Agreement, to any such Subsidiary or Affiliate of the Lender or the Issuer, it being understood that any such Subsidiary or Affiliate of the Lender or the Issuer receiving such information shall be bound by the provisions of Section 15.14 as if it were the Lender or the Issuer, as the case may be, hereunder.  Such authorization shall survive the repayment of the other Obligations and the termination of the Agreement.

15.15                 Approved Electronic Communication System.(a)               Unless otherwise specifically identified therein, each posting to an Approved Electronic Communication System shall be deemed to be a representation and warranty by the Borrowers as of the date of such posting, of the accuracy of the information provided with respect thereto, and that each of the representations and warranties contained in this Agreement and the other Loan Documents are true and correct as if made on and as of the date of such posting.

(b)                                 Although the Approved Electronic Communication System is secured with generally-applicable security procedures and policies implemented or modified from time to time, the Borrowers and each other Loan Party acknowledge and agree that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, the Borrowers and each other Loan Party hereby approves of the use of the Approved Electronic Communication System and understands and assumes the risks of using such forms of communication.

(c)                                  The Approved Electronic Communication System is provided “as is” and “as available”.  Neither the Lender nor any of the Lender’s affiliates, officers, directors, attorneys, agents or employees warrant the accuracy, adequacy or completeness of the Approved Electronic Communication System and each expressly disclaims any liability for errors or omissions in the Approved Electronic Communication System. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Lender (or any of the Lender’s affiliates, officers, directors, attorneys, agents or employees) in connection with the Approved Electronic Communication System.

(d)                                 The Borrowers and each other Loan Party agree that the Lender may, but shall not be obligated to, store information provided through the Approved Communication System in accordance with the Lender’s generally-applicable document retention procedures and policies in effect from time to time.

15.16                 CONFESSION OF JUDGMENT.  THE LOAN PARTIES HEREBY AUTHORIZE ANY ATTORNEY-AT-LAW TO APPEAR IN ANY COURT OF RECORD IN ANY COUNTY IN THE STATE OF OHIO OR ELSEWHERE WHERE A LOAN PARTY HAS A PLACE OF BUSINESS, SIGNED THIS AGREEMENT OR CAN BE FOUND, AFTER THE LENDER DECLARES A DEFAULT AND ACCELERATES THE BALANCES DUE UNDER THIS AGREEMENT, TO WAIVE THE ISSUANCE OF SERVICE OF PROCESS AND CONFESS JUDGMENT AGAINST THE LOAN PARTIES IN FAVOR OF THE LENDER FOR THE AMOUNTS THEN APPEARING DUE, TOGETHER WITH THE COSTS OF SUIT, AND THEREUPON TO RELEASE ALL ERRORS AND WAIVE ALL RIGHT OF APPEAL AND STAY OF EXECUTION.  THE LOAN PARTIES AGREE AND CONSENT THAT THE ATTORNEY CONFESSING JUDGMENT ON BEHALF OF THE LOAN PARTIES HEREUNDER MAY ALSO BE COUNSEL TO THE LENDER OR ANY OF ITS AFFILIATES, WAIVES ANY CONFLICT OF INTEREST WHICH MIGHT OTHERWISE ARISE, AND CONSENTS TO THE LENDER PAYING SUCH CONFESSING ATTORNEY A LEGAL FEE OR ALLOWING SUCH ATTORNEY’S FEES TO BE PAID FROM ANY PROCEEDS OF COLLECTION OF THIS AGREEMENT OR COLLATERAL SECURITY THEREFOR.

[Remainder of Page Intentionally Left Blank]

WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

IN WITNESS THEREOF, The Loan Parties, the Lender and the Issuer have caused this Agreement to be executed and delivered as of the date first written above in Cleveland, Ohio.

BORROWER:

THE LONGABERGER COMPANY,
an Ohio corporation

By:	/s/ Tamala L. Longaberger
Tamala L. Longaberger
President and Treasurer

LENDER AND ISSUER:

KEYBANK NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Nadine Eames
Nadine Eames
Vice President

Signature Page to

Credit and Security Agreement

EXHIBIT A

FORM OF BORROWING BASE CERTIFICATE

See attached.

A-1

EXHIBIT B

COMPLIANCE CERTIFICATE

This Covenant Compliance Certificate (this “Certificate”) is given by The Longaberger Company, an Ohio corporation (the “Borrower Representative”), pursuant to Section [9.5] [9.6] of that certain Credit and Security Agreement by and among the Borrower Representative, the Issuer, and KeyBank National Association, a national banking association (the “Lender”), dated as of October 23, 2012 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.  The undersigned, being a Financial Officer of the Borrower Representative, hereby certifies that:

The undersigned is familiar with the terms of the Credit Agreement, has made, or caused to have been made under the undersigned’s supervision, a review in reasonable detail of the transactions and condition of the Borrowers during the accounting period covered by the attached financial statements.

Attached are the [audited] consolidated financial statements and the [unaudited][self prepared]  consolidating financial statements of the Borrowers and their Subsidiaries including statements of income, financial position,[shareholders’] equity and cash flows [OR] the [unaudited][self prepared] balance sheet of the Borrowers and their Subsidiaries on a consolidated and consolidating basis and unaudited statements of income and [shareholders’] equity and cash flows of the Borrowers and their Subsidiaries on a consolidated and consolidating basis].  The [audited] financial statements of the Borrowers and their Subsidiaries have been prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail. [OR] The [unaudited][self prepared] financial statements of the Borrowers and their Subsidiaries have been prepared on a basis consistent with prior practices and are complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of the Borrowers and their Subsidiaries.

Based on an examination sufficient to permit the undersigned to make an informed statement:

no Default or Event of Default existed at the end of the accounting period covered by the attached financial statements or exists as of the date of this Certificate;

[OR]

one or more Defaults or Events of Default exist.  Attached to this Certificate is an addendum specifying each such Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default.

Set forth on Exhibit A hereto are calculations of [Excess Cash Flow and] the financial covenants required pursuant to Sections [6.3, 7.6 and 7.11] of the Credit Agreement, which calculations [ARE][ARE NOT] in compliance with the terms of the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Certificate is executed and delivered as of                                            , 20    .

THE LONGABERGER COMPANY,
an Ohio corporation

By:
Name:
Title:

EXHIBIT A TO COMPLIANCE CERTIFICATE

See attached.

EXHIBIT C

FORM OF REVOLVING NOTE

October 23, 2012

The Longaberger Company, an Ohio corporation (the “Borrower”), promises to pay to the order of KeyBank National Association, a national banking association (the “Lender”),, the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower pursuant to Article 2 of the Agreement (as hereinafter defined), in immediately available funds at the Payment Office (as defined in the Agreement), together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Facility Termination Date and shall make such mandatory repayments as are required to be made under the terms of the Agreement.

The Lender shall, and is hereby authorized to record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit and Security Agreement dated as of October 23, 2012 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the Lender and KeyBank National Association, as the Issuer, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is secured pursuant to the Loan Documents, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

Except as expressly provided in the Agreement, the Borrower expressly waives presentment, demand, protest and notice of any kind.

BORROWER HEREBY AUTHORIZES ANY ATTORNEY-AT-LAW TO APPEAR IN ANY COURT OF RECORD IN ANY COUNTY IN THE STATE OF OHIO OR ELSEWHERE WHERE BORROWER HAS A PLACE OF BUSINESS, SIGNED THIS NOTE OR CAN BE FOUND, AFTER THE LENDER DECLARES AN EVENT OF DEFAULT AND ACCELERATES THE BALANCES DUE UNDER THE AGREEMENT, TO WAIVE THE ISSUANCE OF SERVICE OF PROCESS AND CONFESS JUDGMENT AGAINST BORROWER IN FAVOR OF THE LENDER FOR THE AMOUNTS THEN APPEARING DUE, TOGETHER WITH THE COSTS OF SUIT, AND THEREUPON TO RELEASE ALL ERRORS AND WAIVES ALL RIGHTS OF APPEAL AND STAYS OF EXECUTION.  BORROWER AGREES AND CONSENTS THAT THE ATTORNEY CONFESSING JUDGMENT ON BEHALF OF BORROWER HEREUNDER MAY ALSO BE COUNSEL TO THE LENDER OR ANY OF ITS AFFILIATES, WAIVES ANY CONFLICT OF INTEREST WHICH MIGHT OTHERWISE ARISE, AND CONSENTS TO THE LENDER PAYING SUCH CONFESSING ATTORNEY A LEGAL FEE OR ALLOWING SUCH ATTORNEY’S FEES TO BE PAID FROM ANY PROCEEDS OF COLLECTION OF THIS NOTE OR THE AGREEMENT OR COLLATERAL SECURITY THEREFOR.

C-1

WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered as of the date first set forth above in Cleveland, Ohio.

THE LONGABERGER COMPANY,
an Ohio corporation

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF TERM LOAN NOTE

October 23, 2012

The Longaberger Company, an Ohio corporation (the “Borrower”), promises to pay to the order of KeyBank National Association, a national banking association (the “Lender”), the aggregate unpaid principal amount of the Term Loan made by the Lender to the Borrower pursuant to Article 2 of the Agreement (as hereinafter defined), in immediately available funds at the Payment Office (as defined in the Agreement), together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Term Loan in full on the Facility Termination Date and shall make such mandatory repayments as are required to be made under the terms of the Agreement.

The Lender shall, and is hereby authorized to record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit and Security Agreement dated as of October 23, 2012 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the Lender and KeyBank National Association, as Issuer, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is secured pursuant to the Loan Documents, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

Except as expressly provided in the Agreement, the Borrower expressly waives presentment, demand, protest and notice of any kind.

BORROWER HEREBY AUTHORIZES ANY ATTORNEY-AT-LAW TO APPEAR IN ANY COURT OF RECORD IN ANY COUNTY IN THE STATE OF OHIO OR ELSEWHERE WHERE BORROWER HAS A PLACE OF BUSINESS, SIGNED THIS NOTE OR CAN BE FOUND, AFTER THE LENDER DECLARES AN EVENT OF DEFAULT AND ACCELERATES THE BALANCES DUE UNDER THE AGREEMENT, TO WAIVE THE ISSUANCE OF SERVICE OF PROCESS AND CONFESS JUDGMENT AGAINST BORROWER IN FAVOR OF THE LENDER FOR THE AMOUNTS THEN APPEARING DUE, TOGETHER WITH THE COSTS OF SUIT, AND THEREUPON TO RELEASE ALL ERRORS AND WAIVES ALL RIGHTS OF APPEAL AND STAYS OF EXECUTION.  BORROWER AGREES AND CONSENTS THAT THE ATTORNEY CONFESSING JUDGMENT ON BEHALF OF BORROWER HEREUNDER MAY ALSO BE COUNSEL TO THE LENDER OR ANY OF ITS AFFILIATES, WAIVES ANY CONFLICT OF INTEREST WHICH MIGHT OTHERWISE ARISE, AND CONSENTS TO THE LENDER PAYING SUCH CONFESSING ATTORNEY A LEGAL FEE OR ALLOWING SUCH ATTORNEY’S FEES TO BE PAID FROM ANY PROCEEDS OF COLLECTION OF THIS NOTE OR THE AGREEMENT OR COLLATERAL SECURITY THEREFOR.

D-1

WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered as of the date first set forth above in Cleveland, Ohio.

THE LONGABERGER COMPANY,
an Ohio corporation

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF NOTICE OF LOAN

, 20

KeyBank National Association

127 Public Square

Cleveland, Ohio 44114-0616

Attention:  Asset Based Lending

Ladies and Gentlemen:

The undersigned,                                     , on behalf of The Longaberger Company (“Borrower Representative”) refers to the Credit and Security Agreement, dated as of October [      ], 2012 (“Credit Agreement”, the terms defined therein being used herein as therein defined), among the Borrower Representative, the Other Loan Parties, the Issuer, and KeyBank National Association, and hereby gives you notice, pursuant to Section 2.2 of the Credit Agreement that the Borrower Representative, on behalf of the Borrowers, hereby requests [a Loan] [an interest change with respect to a portion of the Term Loan (the “Term Loan Interest Change”)]] under the Credit Agreement, and in connection therewith sets forth below the information relating to the [Loan (the “Proposed Loan”)] [Term Loan Interest Change]] as required by Section 2.2 the Credit Agreement:

(a)                                 The Business Day of the [Proposed Loan] [Term Loan Interest Change] is                     , 20    .

(b)                                 The amount of the [Proposed Loan] [Term Loan Interest Change] is $                              .

(c)                                  The Proposed Loan is to be a Base Rate Loan          / Libor Rate Loan        (Check one).

(d)                                 If he [Proposed Loan] [Term Loan Interest Change] is a Libor Rate Loan, the Interest Period requested is one month       , two months       , three months       , six months        (Check one).

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the [Proposed Loan] [Term Loan Interest Change]:

(i)                                     the representations and warranties contained in each Loan Document are correct, before and after giving effect to the [Proposed Loan] [Term Loan Interest Change] and the application of the proceeds therefrom, as though made on and as of such date;

(ii)                                  no event has occurred and is continuing, or would result from such [Proposed Loan] [Term Loan Interest Change], or the application of proceeds therefrom, that constitutes a Default or Event of Default; and

(iii)                               the conditions set forth in Section 2.2 and Article 8 of the Credit Agreement have been satisfied.

THE LONGABERGER COMPANY,
an Ohio corporation

By:

E-1

Name:
Title:

E-2